Exhibit 99.2

IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA

HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION

WADE TUCKER, ET AL., Plaintiff, v. RICHARD SCRUSHY, UBS SECURITIES, LTD., ET AL., Defendants.	) ) ) ) ) ) ) ) ) )	No. CV 02-5212 PETITION FOR FEES AND BRIEF IN SUPPORT THEREOF -- RELATES TO DERIVATIVE SUITS ONLY

PLAINTIFFS’ COUNSEL’S PETITION FOR FEES AS TO RECOVERY IN SETTLEMENT OF $133 MILLION FROM DEFENDANT UBS SECURITIES LLC

On the Brief:	John W. Haley, Esq.
Frank P. DiPrima, Esq.	Ralph W. Cook, Esq.
LAW OFFICE OF FRANK DiPRIMA, PA	Bruce J. McKee, Esq.
3 Carriage Hill Drive	Michael D. Ermert, Esq.
Morristown, NJ 07960	HARE WYNN NEWTON & NEWELL
(973) 656-0251	2025 Third Avenue

Birmingham, Alabama 35203

(205) 328-5330

John Q. Somerville, Esq.

GALLOWAY & SOMERVILLE

11 Oak Street

Birmingham, AL 35213

(205) 871-2183

November 24, 2008

To Plaintiffs’ Counsel’s Petition for Pees as to Recovery in Settlement of

$133 Million from Defendant UBS Securities LLC

Item	Page

I. INTRODUCTION

A.	OVERVIEW – THE RAREST OF VICTORIES –

$133 MILLION RECOVERED FROM

THIRD-PARTY INVESTMENT BANK	1
B.	HEALTHSOUTH’S ANTICIPATED OPPOSITION
TO THIS FEE PETITION	4
II. PROCEDURAL HISTORY AND STATEMENT OF FACTS	6
•	HEALTHSOUTH DERIVATIVE SUITS –
A SEVEN YEAR SAGA	6
1.	The Complaints	6

2.	The Corporation Sponsors Two Sham

Investigations – SLC and Fulbright & Jaworski –

September 2002-March 2003	6
3.	The Accounting Fraud Is Revealed – March 2003	7
4.	The Derivative Plaintiffs Achieve Coordination

among All Derivative Suits. They Successfully Oppose

Early Efforts to Disrupt This Coordination and to

Take Control of Case Away from Tucker –

June 2003-December 2003	7
5.	Tucker Presses Ahead Despite Unavoidable
Stays – Late 2003 to Early 2004	9

6.	Motion to Expedite Consideration of

Demand Issue; the Pivotal Scheduling Order.

March-April 2004	10

7.	The Motions to Dismiss Based on the

Demand Issue; the Separately Briefed Motions

to Dismiss Based on Other Issues	11

i

To Plaintiffs’ Counsel’s Petition for Pees as to Recovery in Settlement of

$133 Million from Defendant UBS Securities LLC

8.	The Bonus Motion Is Briefed, Argued,
and Stayed. May-July 2004	12

9.	The Corporation Moves to Take Over

Tucker’s Case and Moves to File an

Amended Complaint Whitewashing the

Director Defendants. July 2004	12

10.	The Court Decides the Demand

Futility Issue. July 2004	14

11.	Tucker Prevails Against All Motions

to Dismiss. August 2004-March 2005	14

12.	The E&Y Arbitration Order and a

New Fight for Control of the Case –

December 2004 to August 2006	15

13.	Summary Judgment against Scrushy

Requiring Disgorgement of His Bonuses –

July 2005 to Present	19

14.	The Directors and Officers Settle Derivative

Claims for $100 Million –

September 2005 to January 2007	20

15.	Attention Focuses on UBS –

Massive Discovery – January 2007 to October 2008	21

16.	Tucker Defeats UBS’s Summary Judgment

Motion – November 2007-April 2008	23

17.	UBS Files the Guarantee Suit and Wins Judgment	24

18.	This Court Orders Mediation, and It Succeeds	26

19.	Expert Opinion	26

20.	Effort Expended	27

ii

To Plaintiffs’ Counsel’s Petition for Pees as to Recovery in Settlement of

$133 Million from Defendant UBS Securities LLC

21.	The Benefit Conferred Includes
the Judgment Satisfaction of $33 Million	28
22.	Fees Collected by Counsel to Other Parties	29
23.	Other Intangible Benefits	31

ARGUMENT -- THIS COURT SHOULD AWARD

TUCKER’S COUNSEL A FEE TOTALING

30% OF THE $133 MILLION RECOVERY

OR BENEFIT CONFERRED. PLUS OUT-OF-POCKET

EXPENSES INCURRED IN ACHIEVING THIS RESULT.	32
•	CHOICE OF LAW	32

•	PRINCIPLES AGREED TO BETWEEN

HEALTHSOUTH AND TUCKER IN THE

JOINT PROSECUTION AGREEMENT	33

•	PRINCIPLES GOVERNING FEE AWARDS IN
CORPORATE REPRESENTATIVE LITIGATION	34

•	HEALTHSOUTH’S EXPECTED “MEGA-FUND”
ARGUMENT HAS NO MERIT	39

•	THE REQUESTED AWARD IS WELL-JUSTIFIED

UNDER DELAWARE LAW	44
•	The Sugarland Factors	44
•	Awards in Comparable Cases in Delaware	48

•	THE REQUESTED AWARD IS WELL-JUSTIFIED

UNDER ALABAMA LAW	50
•	The Peebles Factors	50
Table Comparing Sugarland Factors to Peebles Factors	52
•	The Benefit Conferred Includes the Amount
of the Judgment Satisfied in the Settlement	53

iii

To Plaintiffs’ Counsel’s Petition for Pees as to Recovery in Settlement of

$133 Million from Defendant UBS Securities LLC

•	Awards in Comparable Cases in Alabama

and Federal Courts	55

CONCLUSION	57

iv

TABLE OF AUTHORITIES

To Plaintiffs’ Counsel’s Petition for Fees as to Recovery in Settlement of

$133 Million from Defendant UBS Securities LLC

CASES

Item	Page

Allapattah Services. Inc. et al. v. Exxon Corp.,

454 F.Supp.2d 1185 (S.D.Fla. July 6, 2006)	36, 37, 39-40, 57

American Family Care, Inc. v. Irwin,

571 So.2d 1053 (Ala. 1990)	53-54

Barton v. Drummond Co., 636 F.2d 978 (5th Cir., 1981)	32

Biondi v. Scrushy, 820 A.2d 1148 (Del.Ch. 2003)	7

Camden I Condo. Assn., Inc. v. Dunkle,

946 F.2d 768 (11th Cir. 1991)                                                                    35, n.23, 36, 50, n.26,                                                                                                                                               50

Chan v. Diamond, 2005 WL 941477 (S.D.N.Y. 2005)	32

Chrysler Corp. v. Dann, 223 A.2d 384 (Del. 1966)	44

City of Ozark v. Trawick, 604 So. 2d 360 (Ala. 1992)	55

Cohn v. Nelson, 375 F. Supp. 844 (E.D. Mo. 2005)	32

Cullen v. Whitman Medical Corp.,

197 F.R.D. 136 (E.D.Pa., 2000)	4-5, 54

Edelman & Combs v. Law, 663 So.2d 957 (Ala. 1996)	35, n.23, 36, 37, 40,

n.26, 50-51, 52, n.34,

55

Ernst & Young LLP v. Tucker,

940 So.2d 269 (Ala., Apr.7, 2006)	8, n.6, 18

Ex Parte HealthSouth Corp., 978 So.2d 745 (Ala. 2007)	23

Fine v. Sokol, C.A. No. 18868 (Del.Ch.)

Transcript of Fee Award Hearing, Feb. 15, 2006	49-50

Goodrich v. E.F. Hutton Group, Inc.,

v

TABLE OF AUTHORITIES

To Plaintiffs’ Counsel’s Petition for Fees as to Recovery in Settlement of

$133 Million from Defendant UBS Securities LLC

681 A.2d 1039 (Del. 1996)	35, 43

Griffin et al. v. MedPartners,

CV-98-00297 (Cir.Ct., Jefferson Cty Ala., 1999)

Unpublished Fee Award Order	55, n.36, n.37

In re Crazy Eddie Securities Litig.,

824 F.Supp. 320 (E.D.N.Y. 1993)	57, n.38

In Re Cox Communicat’ns Inc. S’holders’ Litig.,

879 A.2d 604 (Del.Ch. 2005)	43, 44

In re General Instrument Securities Litig.,

209 F.Supp. 2d 423 (E.D. Pa. 2001)	57, n.38

In Re HealthSouth Corp. Shareholders’ Litig.,

845 A.2d 1096 (Del. Ch., Nov. 24, 2003),

affd., 847 A.2d 1121 (Del., Apr. 14, 2004),

rearg. denied, Apr. 30, 2004	9-10, n.9

In Re HealthSouth Corp. Shareholders’ Litig., (Del.Ch.)

Transcript, Fee Award Hearing, July 12, 2005	48-49

In re HealthSouth Securities Litigation,

N.D.Ala., CV-2:03-1500	6, passim

In re Ikon Office Solutions, Inc., Securities Litig.,

194 F.R.D. 166 (E.D. Pa. 2000)	40, 56

In re Linerboard Antitrust Litigation,

2004 WL 1221350 (E.D. Pa. 2004)	41-42, 43, n.27

In re Lucent Technologies, Inc. Securities Litig.,

327 F.Supp. 2d 426 (D.N.J. 2004)	40-41, 57

In re Oracle Sec. Litig., 852 F. Supp. 1437 (N.D. Cal 1994)	32. 38, n.25

In re Rite Aid Corp., 396 F.3d 294 (3rd Cir., 2005)	40-41, 56

In re Svnthroid Market’g Litig., 264 F.3d 712 (7th Cir. 2001)	36, 42-43, n.27

In re Telecorp. Shareholders Litig., PCS,

vi

TABLE OF AUTHORITIES

To Plaintiffs’ Counsel’s Petition for Fees as to Recovery in Settlement of

$133 Million from Defendant UBS Securities LLC

C.A. No. 19260-N (Del.Ch.)

Transcript, Fee Award Hearing, Aug. 20, 2003	48

Johns Manville v. Tennessee Valley Authority,

N.D.Ala., CV-99-2294	37

Lewis v. Engle, C.A. No. 407-N (Del.Ch.)

Transcript, Fee Award Hearing, Dec. 29, 2004	49

Maywalt v. Parker & Parsley Petrol. Co.,

963 F.Supp. 310 (S.D.N.Y., 1997)	37

McCoy v. HealthNet, Inc.,

569 F.Supp.2d 448 (D.N.J., August 8, 2008)	40, 56

Mills v. Electric Auto Light Co., 396 U.S. 375 (1970)	36

Owens v. Burton, 340 So.2d 24, 25 (Ala. 1976)	34, n.22

Peebles v. Miley, 439 So. 2d 137 (Ala. 1983)	50-52

Reynolds v. First Alabama Bank, N.A.,

471 So. 2d 1238 (Ala. 1985)	55

Scrushy v. Tucker, 955 So.2d 988 (Ala. 2006)	19-20

Seinfeld v. Coker, 847 A.2d 330, 338 (Del.Ch. 2000)	44-45

Srebnik v. Dean, 2007 WL 2422146 (D. Colo.)	5, 54

State v. Brown, 577 So. 2d 1256 (Ala. 1991)	55

Sugarland Industries. Inc. v. Thomas,

420 A.2d 142 (Del. 1980)	44-47, 52-53

Tandycrafts. Inc. v. Initio Partners,

562 A.2d 1162 (Del. 1989)	44

Teachers’ Retirem’t Sys. of Louisiana v. Scrushy,

2004 WL 423122 (Del.Ch. 2004)	8, n.6, 10, 13, 46-47

vii

TABLE OF AUTHORITIES

To Plaintiffs’ Counsel’s Petition for Fees as to Recovery in Settlement of

$133 Million from Defendant UBS Securities LLC

UBS AG Stamford Branch v. HealthSouth Corp.,

2008 WL 2337846 (S.D.N.Y., June 6, 2008)	4, n.4, 24-25, 28-29

Union Fidelity Life Ins. Co. v. McCurdy,

781 So.2d 186 (Ala. 2000)	35

OTHER AUTHORITIES

ALBA CONTE, 1 Attorney Fee Awards,

3d Ed., § 2.7, 2.8, 2.9, 2.19 (Database Updated October 2008)	35, 39, 41

HORNSTIEN, Legal Therapeutics: The “Salvage Factor”

in Counsel Fee Awards, 69 Harv. L. Rev. 658, 660 (1956)	36

WRIGHT and MILLER, Federal Practice and Procedure

3d, § 1675.1. 1841 (On-line Ed., 2008)	36, 38

viii

I. INTRODUCTION

A. OVERVIEW – THE RAREST OF VICTORIES –

$133 MILLION RECOVERED FROM THIRD-PARTY INVESTMENT BANK

After litigating doggedly for six years, over long odds, and entirely at their own risk, Tucker’s counsel have won an astonishing recovery of $133 million from UBS, for and on behalf of HealthSouth.1 The recovery or ‘benefit conferred” of $133,000,000 consists of (a) $100 million in cold cash paid by UBS to HealthSouth, and (b) satisfaction of a valid judgment of $33 million that UBS’s parent, UBS AG, holds against HealthSouth. Tucker’s counsel petitions for a fee award of 30% of this sum, or $39,900,000, plus out-of-pocket expenses, not to exceed $1,700,000.

This is the rarest of victories. It is almost impossible to obtain a large recovery in a shareholders’ derivative suit on behalf of a non-bankrupt corporation against its third-party investment bank. To Tucker’s knowledge, no such recovery has ever been achieved via a litigated judgment. Tucker believes that the previous record for such a recovery via a settlement was $9 million, obtained in 2006 from Citigroup for and on behalf of Freddie Mac. Yet Tucker never flagged in his efforts that consumed six years, and exceeded the previous record by a factor of fifteen.

Tucker and HealthSouth entered into a Joint Prosecution Agreement on August 24, 2006 (the “JPA”). The JPA permits Tucker to petition for a fee of up to

_________________________

1  “Tucker” means derivative plaintiffs; “HealthSouth” means nominal defendant HealthSouth Corporation; “UBS” means defendant UBS Securities LLC; “E&Y” means Ernst & Young LLP; “Scrushy” means defendant Richard M. Scrushy; and the “Pleading Defendants” means former HealthSouth officers who pleaded guilty to crimes arising from their participation in the accounting fraud at HealthSouth.

1

30% of the “recovery” including “benefit conferred,” which plainly includes UBS’s forgiveness of the $33 million judgment against HealthSouth.

In addition, Tucker’s efforts, combined with HealthSouth’s, resulted in UBS dismissing a substantial counterclaim against HealthSouth, based on contractual indemnification,

Redacted pursuant to Stipulated Confidentiality

Agreement entered May 16, 2007      and untold sums that UBS may lose in, or pay to settle, the concomitant, pending Federal Securities Suit. Obtaining the dismissal of the counterclaim plainly adds enormously to the “benefit conferred,” but Tucker has not added it to the base on which his counsel seeks a fee of 30%.

This Court’s fee award is final and not subject to appeal, as the JPA2 provides that each side surrendered the right to appeal from a fee award made by this Court.

The result is all the more remarkable and admirable because –

•	There was no precedent for a litigated judgment against an investment bank in a derivative suit on behalf of a non-bankrupt corporation;

•

There is no duty owed by an investment bank to his client, and so the claim rested on the difficult theory of aiding and abetting the breach of fiduciary duty of HealthSouth’s insiders, requiring UBS’s knowledge of the fraud;

•

Several years of intense discovery, including hundreds of millions of document pages and 119 fact depositions, uncovered no material facts proving that any UBS employee except William McGahan (“McGahan”) knew of the fraud;

•

UBS raised and Tucker overcame numerous creative defenses, including those based on imputation, in pari delicto, and the language of a settlement HealthSouth entered into with the Department of Justice, among many others;

_________________________

2  The Joint Prosecution Agreement (“JPA”), signed and dated August 24, 2006, is Exhibit A to the Affidavit of Frank P. DiPrima, Esq. of November 22, 2008, accompanying this Fee Petition. See ¶ 8.

2

•	UBS contended that McGahan’s knowledge is not imputed to UBS any more than the disloyal fiduciaries’ knowledge is attributable to HealthSouth;

•

Tucker overcame many dispositive motions, any of which could have brought an abrupt, disastrous end to this suit, including (a) a motion based on failure to make a demand under Rule 23.1, (b) a motion to dismiss based on Rules 9 and 12, (c) a motion to honor an outbound choice of forum clause to send the case to New York, and (d) a substantial motion for summary judgment in 2007-2008;

•

During the first four years of this derivative suit, Tucker overcame numerous counterproductive efforts by HealthSouth to oust Tucker and take control of this suit and many other moves by HealthSouth, evincing antagonism to this suit;

•	During the early years of this suit, there was substantial risk of HealthSouth’s bankruptcy, which would have deprived Tucker of standing, leaving his counsel’s efforts uncompensated;

•	During the latter months of this suit, there was great risk of UBS’s bankruptcy, which would have left Tucker’s counsel’s efforts uncompensated;

3

•

This settlement is all the more rare because UBS did not settle the concomitant federal securities suit, for which UBS and its carriers remain at risk. It was at Tucker’s initiative that settlement talks here moved out ahead of those in the glacial federal securities suit. This was no tag-along settlement; and

•	The workload was enormous and substantive. Over the course of the suit:

o	Tucker has written over 100 briefs, most of which pertained solely or partly to defendant UBS, and Tucker made more than a hundred court appearances and several dozen oral arguments;
o	Tucker has searched, reviewed, and analyzed millions of documents;
o	Tucker responded to 187 requests for admission and propounded 290;
o	Tucker propounded and responded to numerous interrogatories;
o	There have been 119 fact and seven expert depositions. Tucker took part in most via preparation, attendance, and/or direct questioning; and
o	Since 2003, Tucker took part in five mediations with UBS, over twelve long days, before achieving the present settlement.

These efforts suggest an award above one-third. The JPA permits Tucker to petition for awards up to “30% of any recovery (i.e., common fund or benefit conferred),” plus costs incurred. Capping the fee at 30% was a major concession on

4

Tucker’s part; he could not ask for more than 30% even if he had won a verdict and affirmance on appeal, and could have asked for 30% even if there was little effort expended. Here, a courthouse-steps settlement after full discovery and tremendous effort expended and risk taken, merits the full 30% (plus costs incurred) permitted in the JPA; the letter and spirit of the JPA require no less.

B. HEALTHSOUTH’S ANTICIPATED OPPOSITION TO THIS FEE PETITION

Tucker has learned that HealthSouth’s opposition to this fee petition may comprise the following: first, that the judgment satisfaction is somehow worth less than $33 million and should be discounted when calculating the “benefit conferred;” second, that the $133 million recovery is a “mega-fund” for which the award should decline as a percent; and third, that HealthSouth’s lawyers helped out Tucker’s lawyers in Tucker’s pursuit of the claim against UBS, somehow entitling HealthSouth to a discount. None of these contentions has any merit, as follows:

First, there is no basis for discounting the judgment ($33 million) in arriving at “recovery” or “benefit conferred” ($133 million).3 The federal court rejected HealthSouth’s abstention arguments and found no colorable merits defenses under controlling New York law.4 Common sense, as well as solid case authority, analyzed infra, supports counting 100% of debt cancellation in determining the size of the common fund or benefit conferred. See: Cullen v. Whitman Medical Corp., 197

_________________________

3  The judgment may have been above $33 million, as UBS AG was entitled to attorney’s fees in enforcing the guarantee. HealthSouth, however, has represented that the judgment is $33 million, which Tucker accepts for purposes of this petition.

4  UBS AG Stamford Branch v. HealthSouth Corp., 2008 WL 2337846 (S.D.N.Y., June 6, 2008), opinion submitted herewith as DiPrima Aff., Fix. B.

5

F.R.D. 136, 147 (E.D.Pa., 2000) (debt forgiveness counted at 100% in calculating common fund for fee purposes); and Srebnik v. Dean, 2007 WL 2422146, at *2-*3 (D. Colo.) (cancellation of debt that nominal defendant in derivative suit owed direct defendants is a part of the benefit conferred for purposes of attorneys’ fee award).

Second, there is no “mega-fund” doctrine in Alabama or Delaware. Numerous recent decisions have refused to decline fee percentages at the higher end of awards, and such an illogical approach is disfavored by modern authority as disincentive to plaintiffs to obtain maximum awards; and

Third, HealthSouth made this claim far more difficult to pursue successfully for several years before undergoing a “late-life epiphany.” After the JPA, HealthSouth’s antagonism to the suit ended, and HealthSouth contributed effectively once deposition discovery began in 2007. All discovery related as much to UBS’s counterclaim as it did to the claim-in-chief against UBS, as the two were inextricable; UBS would have won the indemnification counterclaim if it prevailed over Tucker’s case-in-chief. Tucker assisted HealthSouth in its opposition to the counterclaim just as much as HealthSouth assisted Tucker in the claim-in-chief.

The cases which adopt the sliding scale or mega-fund rule do so to prevent a windfall. There is certainly no windfall here, as the award will be shared among Tucker’s eight law firms, including dozens of lawyers, who toiled for seven years to produce this unique and remarkable result for HealthSouth.

6

II. PROCEDURAL HISTORY AND STATEMENT OF FACTS

This section summarizes the broad procedural history of the Tucker suit. Matters on file in this suit are referred to but not attached.

A. HEALTHSOUTH DERIVATIVE SUITS — A SEVEN YEAR SAGA

1. The Complaints

Tucker filed the original complaint on August 28, 2002, a First Amended Complaint on November 15, 2002, a Second on March 21, 2003, a Third on August 8, 2003, and a Fourth on March 25, 2004. The Original and First Amended Complaints challenged certain self-dealing transactions. The Second was filed three days after revelation of the accounting fraud, and added HealthSouth auditor Ernst & Young (“E&Y”) as a defendant. The Third and Fourth added parties and claims, and together comprise the operative complaint. The Third added UBS as a defendant. In September 2002, derivative suits were filed in Delaware Chancery Court (assigned to Vice Chancellor Strine) and United States District Court (assigned to Judge Bowdre). Securities fraud suits in federal court alleged the facts pled herein, were assigned to Judge Bowdre, and were later consolidated as In re HealthSouth Securities Litigation, N.D.Ala., CV-2:03-1500 (the “Federal Suit”).

2. The Corporation Sponsors Two Sham Investigations

– SLC and Fulbright & Jaworski – September 2002-March 2003

HealthSouth joined with the defendants in moving to dismiss or stay both the Tucker and Delaware derivative suits (“Biondi”) in deference to a Special Litigation Committee (“SLC”) appointed by HealthSouth’s Board in September 2002. HealthSouth commissioned a separate investigation by Fulbright & Jaworski

7

(“F&J”) and argued that these two inquiries made the derivative suits unnecessary. Despite the antagonism of HealthSouth to the derivative suits, Tucker soldiered on.

In December 2002, this Court granted a four-month stay,5 but Tucker’s counsel next attacked the objectivity of the SLC, exposing it as a sham, and it was held to be just that in Biondi v. Scrushy, 820 A.2d 1148 (Del.Ch. 2003). In March 2003, the SLC disbanded, the F&J Inquiry vanished, and Tucker soldiered on.

3. The Accounting Fraud Is Revealed – March 2003

On March 18, 2003, the accounting fraud was publicly disclosed. Scrushy was promptly fired. The Second Amended Complaint of March 21, 2003, which pled the financial fraud and added as a party HealthSouth’s auditor E&Y, was quickly followed by several motions to dismiss or stay, including motions based on the “demand” issue under Rule 23.1. Following the revelation of the accounting fraud, through Congressional and other testimony, facts suggesting UBS’s possible role in the fraud were revealed, leading Tucker to name UBS as a defendant in the Third Amended Complaint. Meanwhile, discovery here was stayed based on criminal proceedings arising from the accounting fraud. Despite these stays, and an all-tooreal threat of a HealthSouth corporate bankruptcy, Tucker soldiered on.

4. The Derivative Plaintiffs Achieve Coordination among All Derivative Suits.

They Successfully Oppose Early Efforts to Disrupt This Coordination and to Take

Control of Case Away from Tucker – June 2003-December 2003

_________________________

5  Order of the Court dated December 18, 2002. This followed oral argument in November 2002 during which HealthSouth joined the defendants in arguing for a longer stay. In the same proceeding, a rival derivative suit, Klein v. Chamberlin, CV-02-5662, which had sought to take over the case from Tucker, was abated.

8

At the urging of this Court, Judge Bowdre, and V.C. Strine, plaintiffs in three jurisdictions combined forces in June 2003, and three judges entered co-ordination orders, including this Court’s Order of July 15, 2003.6 HealthSouth had urged this co_ordination, and Tucker delivered this benefit.

Between August and December 2003, three new efforts were launched to take over control of this case. First, on August 20, 2003, HealthSouth asked the Delaware Court of Chancery if it would entertain a move to take over prosecution of the derivative case. Had this succeeded, it would have formed a threatening precedent in Tucker. Vice Chancellor Strine rejected this takeover move, stating that the time for such a request had long since come and gone. See Transcript at 18-19.7 Second, rival plaintiffs filed suit in Teachers’, supra, in Delaware Chancery Court in September 2003; HealthSouth and defendants moved to stay the Teachers’ suit, and an epic battle ensued. The opinion staying the Teachers’ suit relied on a pivotal submission made by Tucker in support of HealthSouth’s position. Teachers’, supra, 2004 WL 423122, n. 20. Had the Teachers’ suit, which also named UBS as a defendant, not been stayed, Tucker’s efforts would likely have gone uncompensated.

_________________________

6  Under these orders of three courts, a discrete claim regarding Scrushy’s transfer of inflated HealthSouth stock to discharge a loan (the “Buyback”) proceeded in Delaware, but all other derivative claims were stayed in federal court and Delaware in deference to this suit. This co-operation between the three judges and derivative counsel in three jurisdictions is well-chronicled in Teachers’ Retirem’t Sys. of Louisiana v. Scrushy, 2004 WL 423122 at *7-9 (Del.Ch. 2004), and in Ernst & Young LLP v. Tucker, 940 So.2d 269, 273-275 (Ala., Apr. 7, 2006); the Supreme Court in Ernst & Young extensively and approvingly cited and quoted the Teachers’ opinion, finding these co-operative efforts productive and praiseworthy. Ever since June 2003, the derivative plaintiffs’ legal team has been identical in all three jurisdictions.

7  Transcript is on file herein as Exhibit A to DiPrima Affidavit of October 23, 2006.

9

Third, plaintiffs in the Dennis Family Trust suit in this Court opposed consolidation into Tucker, but after briefing and argument, Dennis was consolidated.

5. Tucker Presses Ahead Despite Unavoidable Stays — Late 2003 to Early 2004

After Tucker filed the Third Amended Complaint on August 8, 2003, adding UBS as a defendant, this Court and Judge Bowdre ordered this suit and the Federal Suit to a joint mediation. Tucker prepared a substantial mediation brief, and Tucker and UBS participated in a marathon five-day mediation of the derivative suits and concomitant federal securities suits held September 15-19, 2003.

On September 24, 2003, and December 15, 2003, Tucker filed two motions and briefs for two distinct summary judgments against Scrushy, the first regarding an insider trade of May 14, 2002, wherein Scrushy cleared $54 million by exercising stock options and selling the shares into the market on that single day,8 and the second demanding return of bonuses he received for the fraud years. Later in 2003, Scrushy was indicted, resulting in various discovery stays. Tucker later showed, through discovery, that UBS had facilitated Scrushy’s May 2002 trade.

After Vice Chancellor Strine entered summary judgment in favor of the Delaware plaintiffs on the Buyback claim,9 based on theories of unjust enrichment and equitable fraud, plaintiffs moved for summary judgment in this Court, to recover Scrushy’s incentive bonuses. Tucker’s brief and evidence, filed December

_________________________

8  The $54 million summary judgment motion against Scrushy regarding the insider trading of May 2002 was denied because this Court ruled that there is a genuine issue of material fact for trial as to whether Scrushy knew of the fraud.

9  In Re HealthSouth Corp. Shareholders’ Litig., 845 A.2d 1096 (Del.Ch., Nov. 24, 2003), affd., 847 A.2d 1121 (Del., Apr. 14, 2004), rearg. denied, Apr. 30, 2004.

10

15, 2003, pressed the same theories that prevailed in the Buyback case. In April 2004, the Delaware Supreme Court affirmed the judgment against Scrushy in the Buyback case won by the Tucker team, providing precedent and guidance on the law of unjust enrichment and equitable fraud in Delaware. Tucker collected the “Buyback” judgment, over $17 million in cash, on July 18, 2005.

On March 2, 2004, Vice Chancellor Strine issued a ruling and opinion staying the Teachers’ suit in favor of Tucker. He relied on a submission made by Tucker, and he held that the Tucker team and its members were experienced in suits of this kind with considerable standing at the bar, a matter of obvious relevance to the present fee petition. Teachers’, supra, 2004 WI, 423122 at *1, 11-12, n. 20, 22.

6. Motion to Expedite Consideration of Demand Issue; the Pivotal Scheduling

Order. March-April 2004

On March 24, 2004, Tucker brought an innovative motion and filed a brief seeking to expedite disposition of the demand issue as to all defendants and all claims, including a motion pressed by UBS. This was critical, as the demand issue, if decided in favor of defendants, including UBS, would have been case-dispositive.

This Court considered this at a scheduling hearing on April 19, 2004. At that hearing, E&Y and HealthSouth warned that control of the suit – whether Tucker or HealthSouth should control it — might become an issue. In its resulting order of May 10, 2004, this Court (a) scheduled briefing on the demand issue, (b) scheduled separate briefing on all other issues raised in motions to dismiss, (c) scheduled consideration of arbitrability issues as regards claims against E&Y, (d) scheduled

11

briefing on the issue of the proper party to pursue claims against third party defendants, and (e) permitted limited use of documents produced to Congress.10

7. The Motions to Dismiss Based on the Demand Issue; the Separately Briefed

Motions to Dismiss Based on Other Issues

On May 27, 2004, UBS filed a motion to dismiss and a brief supporting it, arguing failure to make a demand, to state a claim, and to plead fraud with specificity. The same motion and brief asked this Court to honor an outbound choice-of-forum clause in the engagement contracts between UBS and HealthSouth, and to send this case off to New York; if that effort had succeeded, Tucker’s counsel’s efforts against UBS would have been for naught. Indeed, UBS’s position on choice-of-forum was so appealing on the surface that this Court warned Tucker on the record on July 26, 2004, that Tucker bore a heavy burden to persuade this Court not to enforce the outbound choice-of-forum term. Tucker met that burden.

Tucker filed a substantial brief and evidence on June 7, 2004, demonstrating that demand was excused as to all parties and all claims. Tucker separately filed a brief on June 18, 2004, opposing all dismissal motions on all issues other than demand. Tucker also filed a separate 15_page letter brief on October 20, 2004, opposing UBS’s outbound choice-of-forum petition and UBS’s other dismissal grounds, including time-bar. At oral argument on November 10, 2004, UBS reargued the demand issue, made time-bar arguments, and argued for enforcement

_________________________

10  Derivative counsel reviewed hundreds of thousands of these Congressional and other available but restricted documents, including those related to claims against Scrushy, and early on, created a substantial database (long before the Encore database was created) for later use in depositions and at trial.

12

of the choice-of-forum provision. HealthSouth’s counsel attended the hearing on November 10, but sat mute. Tucker next submitted a detailed proposed order denying UBS’s motion to dismiss, much of which this Court later adopted.

8. The Bonus Motion Is Briefed, Argued, and Stayed. May-July 2004

On May 3, 2004, armed with the guidance provided by the Delaware Supreme Court as to the controlling law of unjust enrichment, Tucker renewed his motion for summary judgment here, seeking return of Scrushy’s bonuses. After briefing and argument, this Court entered an order on July 15, 2004, granting the stay of the summary judgment motion, to expire upon conclusion of Scrushy’s criminal trial.

9. The Corporation Moves to Take Over Tucker’s Case and Moves to File an

Amended Complaint Whitewashing the Director Defendants. July 2004

By mid-July, 2004, all parties agreed that the claims against E&Y must be arbitrated. HealthSouth, Tucker, and E&Y each filed briefs on July 15-16, 2004, on the issue of who should control the derivative claims, HealthSouth or Tucker. HealthSouth’s submission included (a) a motion to realign and substitute HealthSouth for Tucker as against E&Y and UBS, (b) a proposed amended complaint (the “Proposed Amended Complaint”), and (c) a motion for leave to file the Proposed Amended Complaint. HealthSouth’s realignment motion, and several related moves by its lawyers throughout the case (until August 2006), provided substantial obstacles to Tucker’s prosecution of all derivative claims, especially against UBS. On July 22, 2004, Tucker filed a brief and evidentiary submission (a) opposing the HealthSouth motion to realign and substitute HealthSouth for Tucker

13

and (b) for leave to file the Proposed Amended Complaint. The Proposed Amended Complaint would have absolved the director defendants, pleading as follows —

18.         HealthSouth’s Board of Directors, Audit Committee and shareholders were unable to discover the fraudulent scheme before March 2003 despite the exercise of due care by the Board Members and the Audit Committee . . . [emphasis added]

19.         The Board, Audit Committee and shareholders were further prevented from discovering the scheme by the failure of E&Y to perform review and audits of those financial statements with due professional care as required by its contractual agreements with HealthSouth and its duties implied in law . . . [emphasis added]

Thus, HealthSouth argued that the very directors who later caused their carriers to pay $100 million to settle the derivative claims had no liability. This would have impeded Tucker’s claim against UBS, which Tucker contended had aided and abetted the fiduciaries that HealthSouth sought to whitewash.

In a brief and factual submission filed July 22, 2004, the derivative plaintiffs vigorously opposed the motion to file the Proposed Amended Complaint and the motion to substitute and realign, based on the following:

•	Coverage issues;

•	The difficulty of pursuing claims against UBS while absolving its joint tort-feasors;

•	Applicable precedent when there is a belated attempt to substitute;

•	Judicial estoppel arising from HealthSouth’s stance in Teachers;

•	Material attorney conflict-of-interest issues; and

•	HealthSouth’s long-standing antagonism to this suit.

14

Tucker’s arguments prevailed. After vigorous and probing oral argument on the afternoon of July 26, 2004, in its Order Denying Motion to Amend, Realign and Substitute dated July 29, 2004, this Court denied HealthSouth’s motions.11

10. The Court Decides the Demand Futility Issue. July 2004

On the morning of July 26, 2004, this Court held oral arguments on the defendants’ motions to dismiss on the issue of demand excusal. Defendants’ briefs on this issue, including those of UBS dated May 27, 2004, and July 16, 2004, totaled several hundred pages. UBS counsel participated in the oral argument. Tucker won a victory, rare in derivative cases, over motions based on demand under Rule 23.1, and this Court issued an Order Denying Motions to Dismiss Based on Demand Issues, dated July 29, 2004, as to all claims and all defendants including UBS and E&Y, a signal victory that Tucker proactively pursued.

11. Tucker Prevails Against All Motions to Dismiss. August 2004-March 2005

On August 17, 2004, this Court entered an order scheduling oral arguments on the dismissal motions (as to all issues other than demand which the Court decided in late July 2004) and permitting an additional submission from each side of each such motion. Though briefed previously, these motions were summarily briefed again, and were vigorously argued by Tucker and the defendants with the following results:

_________________________

11  While Tucker and HealthSouth have since reached an accord regarding prosecution of the derivative cases, embodied in the JPA, the long history of HealthSouth’s antagonism to the derivative suit is relevant because it constituted material distraction from, and daunting obstacles to, the task of prosecuting the claims against UBS, distractions and obstacles that Tucker manifestly overcame.

15

Capstone Capital Corp. and Source Medical Solutions, Inc. — Some of the Pleading Defendants and Scrushy used these off-the-books entities for self- dealing. UBS assisted with Source. Following argument on September 1, 2004 and numerous post-argument submissions, including two from Tucker, this Court denied the motions to dismiss by its Order of September 21, 2004.

Officer Defendants – Following additional submissions, and oral argument on September 22, 2004, the motions were denied on September 28, 2004.

UBS and E&Y – In briefing and at oral argument on November 10, 2004, UBS argued (a) for enforcing a New York choice-of-forum clause in UBS’s contracts, and (b) various dismissal theories under Rules 9 and 12. Tucker submitted extensive briefs. E&Y and UBS tried to reargue the demand issue. E&Y argued that the arbitrator, not the Court, should decide the demand issue. An Order referring the E&Y suit to arbitration, issued on December 29, 2004, is discussed, infra. In its Order Denying Motion to Dismiss Brought by UBS, March 3, 2005 (later amended in insignificant respects), this Court rejected the motion to enforce the choice-of-forum provision and rejected the UBS motion in all other respects.

Director Defendants — After more submissions, and oral argument on December 22, 2004, this Court denied the dismissal motions by all non- pleading director-defendants including Scrushy in its Order of April 15, 2005.

Thus, Tucker prevailed over all dismissal motions, including those of UBS, and overcame UBS’s petition to send the case off to New York. The pendency of various criminal matters, including Scrushy’s trial and the sentencing of the Pleading Defendants, kept the factual development of the case from moving forward.

Following this Court’s “Modified Order Denying Motion to Dismiss Brought by UBS,” entered July 13, 2005, UBS filed a responsive pleading on August 3, 2005, including an answer to the Third and Fourth Amended Complaints and a counterclaim against HealthSouth. The counterclaim asserted indemnification claims including damages consisting of all professional fees and costs UBS incurred in all HealthSouth related litigation and all liability incurred in the Federal Suit

16

HealthSouth, for its own reasons, chose not to bring a motion to dismiss the UBS counterclaim, and instead filed an answer thereto on October 3, 2005.

12. The E&Y Arbitration Order and a New Fight for Control of the Case —

December 2004 to August 2006

In an order on December 29, 2004, this Court sent claims against E&Y to arbitration (“Arbitration Order”). E&Y appealed, disputing provisions instructing the arbitrator not to re-litigate the demand and substitution issues that E&Y willingly litigated in court. HealthSouth also appealed and sided with E&Y, putting at risk Tucker’s crucial victory on the demand issue; and for its part, E&Y sided with HealthSouth’s lawyers on the issue of who controls the claims against E&Y. This “Unholy Alliance” demonstrated that, for the first several years of this case, HealthSouth’s lawyers subordinated everything to their desire to control the derivative claims. This obsession made everything in this suit more difficult for Tucker and the remarkable result he achieved all the more improbable.

This Court denied a stay of the Arbitration Order on March 31, 2005 (HealthSouth sided with E&Y and argued for a stay), but after extensive briefing,12 the Alabama Supreme Court granted the stay pending appeal. The appeal proceeded, with E&Y and HealthSouth submitting separate briefs, Tucker submitting a necessarily lengthy and substantial brief responding to both appellants on June 3, 2005. Both appellants submitted reply briefs.

_________________________

12  Tucker filed a brief with the Alabama Supreme Court opposing a stay on April 6, 2005.

17

On March 18, 2005, E&Y filed suit against HealthSouth in this Court. This man-bites-dog “Standby Suit” claimed that the fraud injured E&Y. Rather than moving to dismiss, which HealthSouth could well have done based on compulsory counterclaim and other theories, HealthSouth quickly filed an answer and counterclaim. HealthSouth’s counterclaim against E&Y was identical to the Proposed Amended Complaint that this Court ordered it not to file by its Order Denying Motion to Amend, Realign and Substitute dated July 29, 2004. For example, at paragraph 18, the counterclaim stated —

HEALTHSOUTH’s Board of Directors, Audit Committee and shareholders were unable to discover the fraudulent scheme before March 2003 despite the exercise of due care by the Board members and Audit Committee. . . . [Emphasis added.]

In short, HealthSouth tried again via this counterclaim to absolve the non- pleading director-defendants other than Scrushy of any liability. After this Court referred E&Y’s Standby Suit, but not the counterclaim, to arbitration, HealthSouth appealed and filed a brief with the Alabama Supreme Court. E&Y submitted an answering brief as though it were an appellant in HealthSouth’s appeal, but E&Y’s brief agreed with all HealthSouth had to say. These concerted actions by E&Y and HealthSouth formed an alliance, E&Y hoping to relitigate the demand issue, and HealthSouth trying to wrest control of the case from Tucker for a third time. In the face of these strange and dangerous liaisons, Tucker soldiered on.

In the Standby Suit appeal in the Alabama Supreme Court, Tucker submitted one brief answering HealthSouth’s and a second brief replying to E&Y’s answering brief. The action of HealthSouth in the Standby Suit complicated the

18

appeal from the Arbitration Order. All these appeals involving the two arbitration orders – the one in Tucker and the one in the Standby Suit – were consolidated.

On April 7, 2006, the Alabama Supreme Court issued an opinion affirming this Court’s Arbitration Order and lifting the stay, holding that HealthSouth and E&Y, having willingly litigated and lost the issues of demand and control of the case, may not re-litigate them in arbitration. Ernst & Young LLP v. Tucker, 940 So.2d 269 (Ala., Apr.7, 2006). In Ernst & Young v. Tucker, the Supreme Court of Alabama emphasized that HealthSouth had litigated and lost the motion for control of the suit. That should have been the end of the drive to oust Tucker.

Unbelievably, HealthSouth’s lawyers obsessively chose to ignore the result in Ernst & Young v. Tucker and filed yet another motion in this Court to substitute for Tucker on July 10, 2006, but this time they moved to oust Tucker not only from prosecuting the claims against E&Y and UBS, but against all defendants.

Then, yet more unbelievably, on July 11, 2006, HealthSouth’s lawyers filed an arbitration demand against E&Y — this after the Supreme Court of Alabama explicitly ruled that Tucker and not HealthSouth was the proper party to prosecute the arbitration. This forced Tucker to file, on July 19, 2006, a brief and extensive evidence opposing the new motion to substitute. At the same time, Tucker brought a motion to hold HealthSouth’s lawyer, Jerrold S. Solovy, Esq., in contempt, as it was Solovy who signed the outlaw arbitration demand; E&Y also brought a contempt motion. This Court held a hearing on July 19. 2006, and ordered that HealthSouth’s rival arbitration demand be withdrawn as being in violation of the

19

prior orders of this Court and of the Supreme Court of Alabama. HealthSouth thereupon withdrew its illicit arbitration demand. This Court issued a written order dated July 25, 2006, aptly titled “ORDER ENFORCING PRIOR ORDERS OF THIS COURT AND SCHEDULING RELATED PROCEEDINGS,” and it scheduled hearings on the contempt motions. HealthSouth withdrew with prejudice its motion to substitute, and it Stalinized Mr. Solovy, who vamoosed, vanishing from the case. Tucker withdrew his contempt motion. These side-shows were distracting and time-consuming, but Tucker would not let them become debilitating.

Tucker and HealthSouth put their differences behind them. They entered into the JPA on August 28, 2006, (“JPA”), ensuring co-operation in the prosecution of derivative claims against E&Y and UBS. The JPA successfully ushered in an era of co-operation. Beginning in 2007, HealthSouth’s lawyers actively helped Tucker’s, and vice versa, both in the prosecution of the claims against E&Y and UBS, and in defense of the counterclaims.

13. Summary Judgment against Scrushy

Requiring Disgorgement of His Bonuses — July 2005 to Present

Upon Scrushy’s acquittal on June 28, 2005, Tucker renewed his motion for summary judgment, and after extensive briefing and argument, Tucker obtained final judgment against Scrushy for return of all bonuses he received for years 1997 through 2002 by order of this Court entered on January 3, 2006. The Supreme Court of Alabama affirmed, first as to this Court’s ruling on finality under Rule 54(b) (April 2006) and then fully on the merits (August 2006). Scrushy v. Tucker,

20

955 So.2d 988 (Ala. 2006). Despite formidable obstacles,13 including opposition by HealthSouth to a creative transaction with Scrushy, requiring Scrushy to provide security for the judgment pending his appeal, in January 2007, Tucker completed collection of the judgment (almost $53 million including post-judgment interest).

14. The Directors and Officers Settle Derivative Claims for $100 Million —

September 2005 to January 2007

On September 7, 2005, this Court entered an order sending derivative claims against the director-officer defendants to mediation, and Judge Bowdre at the same time sent the federal securities claims to mediation. Tucker’s counsel participated in many combined mediation sessions. In April 2006, the director-officer defendants and Tucker executed a memorandum of understanding settling the derivative

_________________________

13  On February 7-8, 2006, Tucker discovered that Scrushy had surreptitiously transferred three parcels of real estate to an entity controlled by his son-in-law. Tucker brought an emergency motion for temporary injunctive relief to this Court on February 8, 2006 to put an immediate end to these transfers, but just as it was being argued on February 9, the parties and this Court received word that the Supreme Court of Alabama had issued a temporary stay because it desired further briefing on the issue of finality under Rule 54(b). By its Order of February 9, 2006, the Supreme Court granted a stay of judgment execution pending appeal and required special briefing to show cause why this Court’s certification of finality under Rule 54(b) is valid. Scrushy filed numerous pleadings and made several arguments in this Court and the Supreme Court of Alabama, alleging that he could not raise a supersedeas bond. After intense negotiations, in June 2006, Tucker, Scrushy, and two leading investment banks that hold certain of Scrushy’s assets, entered into a series of security and escrow agreements, wherein Tucker obtained perfected security interests and mortgages in certain of Scrushy’s assets having a nominal value of $50 million, all in lieu of a supersedeas bond. HealthSouth stridently opposed this move, telling this Court that the security and escrow agreements were a breach of fiduciary duty by Tucker’s counsel. Were it not for this move by Tucker, collection would have been much more costly, risky, and difficult. After winning the appeal, Tucker collected the judgment for HealthSouth.

21

claims for a cash payment of $100 million, to be applied by HealthSouth toward its crucial settlement of the securities claims brought by others in Federal Court.

15. Attention Focuses on UBS – Massive Discovery –

January 2007 to October 2008

After approval of the settlement with the non-pleading Director and Officer defendants, which generally coincided with the last of the criminal and sentencing proceedings, the case refocused on UBS, and discovery intensified in early 2007.14 Through coordinated orders between this Court and Judge Bowdre, together with Judge Putnam, the magistrate judge assigned to oversee discovery in the Federal Suit, the parties in the two suits shared massive and costly on-line document databases (“Encore”) and conducted 119 fact depositions spanning both the Federal Suit and this suit. There were literally dozens of spirited “meet and confer” sessions among lawyers representing Tucker, HealthSouth, UBS, and other defendants.

There were, by the close of discovery on July 1, 2008, 119 fact depositions and seven expert depositions, and Tucker participated in the vast majority of them through preparation, attendance, and/or direct questioning of the witness. The testimony of many of these witnesses related either wholly or partially to the claims against UBS. Fourteen deponents were current or former employees of UBS. Tucker’s lawyers searched the documents and prior testimony stored on the Encore database and prepared witness summaries and attorney notes, which were

_________________________

14  It was from this point forward that HealthSouth lawyers made a meaningful contribution to the prosecution of Tucker’s claims against UBS, just as Tucker made a meaningful contribution to HealthSouth defense of UBS’s counterclaim. The two efforts were tied together, as one could not have succeeded without the other.

22

footnoted to the relevant documents in the case. This work was massive, and Tucker’s preparation documents (“attorney notes” and proposed “questions/themes”) for McGahan alone totaled 200 single-spaced pages. The attorney notes, specific to each deponent, were prepared for 65 deponents and totaled 2,166 single-spaced and meticulously documented pages footnoted to the record. Even where the federal plaintiffs’ counsel or HealthSouth’s counsel took the lead in interrogating the witness, they often utilized Tucker’s work product to prepare.

Documents produced by all sides were posted on the Encore database. About 3.6 million documents (hundreds of millions of pages) were posted on Encore. There were frequent, vigorous contests regarding document and deposition discovery, and Tucker participated in virtually all of them. Most were settled by “meet and confers,” without court intervention, but Judge Putnam entered more than a dozen discovery orders, most after vigorous contests.

Depositions of some witnesses lasted more than one day. At least 149 days of testimony were expended covering 119 fact deponents, including 14 witnesses who work or worked for UBS. Their representation was formidable, and UBS paid for many attorneys representing witnesses who at one time or another worked at UBS. The deposition schedule required intensive travel by counsel. The seven expert witnesses of course involved intense preparation.

On April 30, 2008, UBS served on Tucker and HealthSouth 187 requests for admission under Rule 36 (“RFAs”). Tucker took the lead in answering every one of

23

them in detail on May 29, 2008. Tucker served UBS with 290 RFAs on May 30, 2008, and after many “meet and confer” sessions, UBS filed responses.

On August 20, 2008, Tucker brought a motion to compel UBS to produce documents relating to its claim for damages in the counterclaim against

HealthSouth,	Redacted pursuant to Stipulated Confidentiality
Agreement entered May 16, 2007

While this motion related mainly to HealthSouth’s counterclaim, not so much to the derivative suit, Tucker took the lead. The motion to compel was pending when the claim against UBS was settled.

16. Tucker Defeats UBS’s Summary Judgment Motion —

November 2007-April 2008

On November 13, 2007, UBS moved for summary judgment, submitting briefs, statements of undisputed facts, and evidence. The grounds focused on (a) imputation arguments such as the defenses of unclean hands and in pari delicto, (b) a settlement and non-prosecution agreement between HealthSouth and the DOJ (the “DOJ Agreement”), which UBS contended disposed of this suit because of a promise by HealthSouth not to deny responsibility for the misdeeds at HealthSouth, (c) dictum regarding the unclean hands defense in an Alabama Supreme Court decision in an unsuccessful suit HealthSouth brought to recover taxes it paid on fictitious earnings and assets, Ex Parte HealthSouth Corp., 978 So.2d 745 (Ala. 2007) (the “Tax Case”), and (d) contributory negligence.

Tucker filed answering papers on December 28, 2007, including a brief of 75 pages which included an extensive narrative of undisputed facts with 47 exhibits.

24

At the same time, Tucker filed a motion to suppress and in limine, challenging the admissibility of the DOJ Agreement. UBS filed a 47 page reply brief on January 21, 2008. In response to a request of this Court, Tucker also separately filed a lengthy brief regarding recoveries on behalf of corporations against third party defendants in the megafraud cases, such as Enron, and UBS filed such a brief as well.

This Court held oral argument on February 20, 2008, after which Tucker and UBS each submitted lengthy and thorough proposed orders. UBS continued to file numerous unauthorized submissions right up until decision, and each one required a rapid response from Tucker, generally in the form of letter briefs.

On April 18, 2008, this Court entered an order denying UBS’s motion for summary judgment. In another win for Tucker on a sensitive issue of great import, the order held the DOJ Agreement irrelevant and immaterial. This Court also refused to credit the Tax Case as precedent for applying the unclean hands defense.

17. UBS Files the Guarantee Suit and Wins Judgment

In September 2007, UBS’s parent company, UBS AG, filed suit in New York state court against HealthSouth, to collect on HealthSouth’s guarantee of a loan UBS AG made to MedCenterDirect.com (“MCDC”), a defunct corporation founded by Scrushy and HealthSouth (the “Guarantee Suit”). HealthSouth removed the Guarantee Suit to federal court, and UBS amended its answer herein (which had previously pled that UBS made the loan) to indicate that UBS AG, not UBS, made the loan. Tucker moved here to strike UBS’s amendment to its answer, because (a) this Court had a great interest in keeping all matters related to this suit in one

25

place, and (b) the record herein indicated considerable confusion and doubt as to which UBS entity made the loan that HealthSouth undoubtedly guaranteed.

After vigorous briefing and argument, this Court, by order entered February 19, 2008, granted Tucker’s motion to strike UBS’s amendment to its answer, held that UBS had made the loan, and gave UBS an opportunity to amend its counterclaim to add a claim by UBS against HealthSouth for collection of the guarantee. After UBS filed, on February 26, 2008, a motion to reconsider, this Court entered an amended order on March 7, 2008. Next, UBS filed a writ of mandamus with the Supreme Court of Alabama, seeking to undo this Court’s order granting Tucker’s motion to strike. Tucker quickly filed an innovative motion to the Supreme Court titled “Plaintiff Tucker’s Statement in Opposition to Ordering Answer and Briefs,” basically a brief arguing that UBS’s position was such nonsense that the Supreme Court should not require an answer and briefs. This move succeeded, and on April 23, 2008, the Alabama Supreme Court issued an order denying UBS’s petition without requiring an answer and briefing.

UBS nonetheless pressed its case in federal court, and the court enforced the guarantee of the defaulted loan and granted UBS AG summary judgment against HealthSouth. UBS AG, Stamford Branch v. HealthSouth Corp, 2008 WL 2337846 (S.D.N.Y., June 6, 2008).15 HealthSouth unsuccessfully argued for federal judicial abstention, and the court explicitly rejected this argument. (Even if the argument succeeded, HealthSouth would have had to answer for its guarantee in this Court.)

_________________________

15  A copy of the opinion is provided here at DiPrima Aff., Ex. B.

26

With interest, the judgment amounts to about $33 million. As part of the consideration for this settlement, UBS has delivered forgiveness and discharge of the $33 million judgment debt.

18. This Court Orders Mediation, and It Succeeds

Tucker had previously attended mediations with UBS in September 2003 (five days, Birmingham, all parties including UBS), July 2006 (New York, one day, E&Y and UBS), September 2007 (New York, one day, UBS), February 2008 (Miami, one day, UBS). This Court entered a “Revised Order on Mediation” on May 19, 2008, ordering the parties back to the table. Just before the final mediation, on October 17, UBS filed yet another motion for summary judgment. After many conferences, a massive mediation was held in Birmingham on October 20, 21, and 23, with dozens in attendance, including carriers, and including three Tucker representatives. At the end of the third full day, the case was settled.

19. Expert Opinion

In further support of this fee petition, Tucker will submit an affidavit of Arthur R. Miller, Esq., on or before December 19, 2008. Professor Miller is a leading practitioner, author, and professor emeritus at Harvard Law School and professor at New York University Law School. He is co-author of the monumental treatise on civil procedure, “Wright & Miller, Federal Practice and Procedure,” and was reporter and principal author of the enormously influential Third Circuit Report on fee awards, which advocated the “percentage of recovery” approach to fee awards; American jurisdictions now universally adopt this approach.

27

20. Effort Expended

In light of Tucker having litigated the case to the courthouse steps, and this Court’s observation of Tucker’s pursuit of this claim and the scores of hearings and hundreds of submissions it necessitated, the number of hours submitted is almost immaterial. But just in the last two years, since Tucker’s most recent fee petition (involving the D&O settlement), Tucker’s counsel has expended 24,294 highly effective lawyer hours, and this does not include the time Tucker previously expended before December 2006. See DiPrima Aff., ¶5.16

It is impossible to convey the vast complexity of this suit in a few pages, but Tucker notes that the Court’s case action summary available on its website shows 2,087 line items, about 883 of which were entered for periods since the most recent fee request and settlement the first week of December 2006.

Tucker bases his fee request on a recovery of $133,000,000, comprised of $100 million in cash and satisfaction of the $33 million judgment that HealthSouth owes UBS’s parent. Tucker hereby requests that his attorneys be paid a fee of 30% of the benefit conferred, or $39,900,000. Tucker also requests reimbursement of his counsel’s expenses of between $1,400,000 and $1,700,000, subject to final calculation, which Tucker intends to submit to this Court at least 10 days before the scheduled settlement hearing. Any award to the shareholder plaintiffs, Wade C. Tucker and the Wendell Cook Trust, will be submitted separately to this Court but will be paid out of Tucker’s fee award.

_________________________

16  See DiPrima Aff., ¶  2.

28

21. The Benefit Conferred Includes the Judgment Satisfaction of $33 Million

The JPA is incontestably a contract binding on Tucker’s counsel and HealthSouth. Tucker delivered enormous tangible “benefits conferred” — (a) $100 million in cash, (b) $33 million in the satisfaction of a judgment UBS’s parent held against HealthSouth, and (c) dismissal of a counterclaim with damages of at least $150 million and possibly much more. Tucker must abide by the limitation in the JPA, at Paragraph (c), that the petition cannot exceed 30% of the benefit conferred “as to the case in chief against . . . UBS, plus out-of-pocket expenses.” By the same token, HealthSouth must abide by the clear statement that the fee petition be based on “any recovery (i.e., common fund created or benefit conferred).” Thus, any argument HealthSouth may make that the percentage of recovery is based on some figure lower than $133 million, is wrong and meritless. Tucker would never, never have settled for just $100 million, and HealthSouth would not have done so either.

The judgment of $33 million with interest, plus accumulating interest going forward, would have had to be paid were it not for the settlement. Tucker attaches Judge Preska’s opinion granting judgment for UBS AG, in UBS AG Stamford Branch v. HealthSouth Corp., 2008 WL 2337846 (S.D.N.Y., June 6, 2008).17 MedCenterDirect.com (“MCDC”), a HealthSouth creation, borrowed the money from UBS or its parent; HealthSouth guaranteed the loan; unlike the First Cambridge loan guarantee, at issue in other filings herein, the HealthSouth board approved the loan guarantee; and the primary borrower, MCDC, was not implicated in the

_________________________

17  DiPrima Aff., Ex. B.

29

accounting fraud. The court in UBS AG disposed of all of HealthSouth’s merits defenses under New York law, the controlling law under the terms of the note, and ruled against HealthSouth on the issue of whether the federal court should abstain. The main issue on appeal was in which court should UBS or its parent assert the claim, or whether the federal court should abstain. HealthSouth owed the money and would have had to pay it back were it not for the settlement. Even if HealthSouth had won its appeal on the abstention issue, a highly dubious “if” which cannot be assumed, UBS would have asserted the same claim in this Court.

Tucker settled for a tangible $133 million “recovery (i.e., common fund created or benefit incurred),” including the surrender of a judgment. HealthSouth should recognize this, and if it does not, Tucker respectfully urges this Court to do so, to apply the appropriate percentage (which Tucker contends should be 30% in recognition of extraordinary result achieved, obstacles overcome, effort expended, and risk taken) to $133 million, and to award Tucker’s counsel’s fee accordingly.

22. Fees Collected by Counsel to Other Parties

Redacted pursuant to Stipulated Confidentiality
Agreement entered May 16, 2007

30

Redacted pursuant to Stipulated Confidentiality
Agreement entered May 16, 2007

UBS also paid many outstanding law firms to represent UBS and its current and former executives. In Alabama, UBS’s firms were Starnes & Atchison and Franklin Lightfoot & White.

Redacted pursuant to Stipulated Confidentiality

Agreement entered May 16, 2007

All these firms, which often appeared together at depositions, an angelic choir singing in unison under the skilled baton of maestro S&C, were Tucker’s adversaries.

In his deposition of June 27, 2008, HealthSouth CEO Jay Grinney testified that HealthSouth’s expected total for 2008 of legal fees and costs related to the derivative suit and related matters were $25 million, just for the one year.20 HealthSouth’s current firm is Bradley Arant, but HealthSouth has also been represented by multiple lawyers from (a) the Haskell Slaughter firm; (b) the

_________________________

Redacted pursuant to Stipulated Confidentiality

Agreement entered May 16, 2007

Redacted pursuant to Stipulated Confidentiality

Agreement entered May 16, 2007

20Excerpts from Mr. Grinney’s deposition transcript are at DiPrima Aff., Ex. C.

31

Skadden Arps firm; (c) the Balch & Bingham firm; (d) the Walston Wells firm; and (e) the Jenner & Block firm. All opposed Tucker and were hostile to his suit.

UBS’s and HealthSouth’s excellent law firms were never at risk; they were paid on a current basis. It is only fair that Tucker’s counsel, who worked entirely at their own risk, and produced tangible results, should now be fairly compensated.

23. Other Intangible Benefits

Other benefits that Tucker has not added into the $133 million common fund or benefit incurred include (a) dismissal of the UBS indemnification-based counterclaim, to which HealthSouth had no defenses had it lost a jury verdict; (b) assisting HealthSouth to usher in better corporate governance (HealthSouth was slow in replacing its Scrushy-era board) and Tucker believes the derivative litigation helped hasten the needed reform; (c) corporate accountability exemplified by this highly visible derivative suit; and (d) giving confidence to the many constituencies of HealthSouth — its employees, shareholders, patients, and physician partners — that HealthSouth had recourse against those who profoundly wronged it. Tucker does not take credit for the sharp rise in the HealthSouth stock price in the week following announcement of the UBS settlement, but HealthSouth cannot argue that its shareholders, as reflected by the market, did not like this spectacular, record-shattering settlement.21

_____________________________

21 According to finance.google.com, on October 27, 2008, the first Monday after the announcement of the settlement, HealthSouth stock closed at $8.30. HealthSouth stock rose to close at $10.36 on October 28, 810.81 on October 29, $11.65 on October 30, $12.54 on October 31, and $13.06 on November 3, a rise of 57% over the October

32

ARGUMENT

THIS COURT SHOULD AWARD TUCKER’S COUNSEL A FEE TOTALING 30%

OF THE $133 MILLION RECOVERY OR BENEFIT CONFERRED, PLUS OUT-

OF-POCKET EXPENSES INCURRED IN ACHIEVING THIS RESULT.

•	CHOICE OF LAW

Where the underlying claim in a derivative or class action implicates the law of the state of incorporation, the few courts that have considered the choice-of-law issue governing a fee petition support the application, or at least consideration, of the law of the state of incorporation. Delaware law is thus at least relevant to this fee petition. See: Barton v. Drummond Co., 636 F.2d 978 (5th Cir., 1981); and Chan v. Diamond, 2005 WL 941477 (S.D.N.Y. 2005).

Cohn v. Nelson, 375 F. Supp. 844 (E.D. Mo. 2005), deals with approval of a settlement and award of fees in a derivative suit. After approving the settlement under Delaware law, the court found that “[tic the extent Delaware law is applicable because Charter is incorporated in Delaware and plaintiffs’ causes of action are in part based on state law, an analysis of Delaware’s fee jurisprudence is also relevant.” Id. at 864. Similarly, in In re Oracle Sec. Litig., 852 F. Supp. 1437 (N.D. Cal 1994), the court ruled on a fee petition in a derivative suit, and in so doing examined both the law of the state of incorporation (Delaware) and the forum (federal), stating “At this point, however, the court simply notes that it need not determine which law governs the fee determination because Delaware and federal law are in accord on the issue of derivative counsel fees.” Id. at 1445. This brief

________________________

27 low. After that, HealthSouth stock declined with almost everything else in the record stock-market crash.

33

accordingly analyzes both the law of Alabama and of Delaware as regards the fee petition. Tucker will demonstrate that an award of 30% is amply justified under the law of both Delaware and Alabama.

B. PRINCIPLES AGREED TO BETWEEN HEALTHSOUTH AND TUCKER IN

THE JOINT PROSECUTION AGREEMENT

The JPA makes the analysis easier. In the JPA, dated and executed August 24, 2006, (DiPrima Affidavit, Exhibit A), the only two parties with interest in this fee petition, Tucker and HealthSouth, agreed that any fee award regarding claims against UBS shall be expressed as a percentage of any common fund created or benefit conferred. They also agreed that this Court shall determine the fee award, and that both parties surrender any right of appeal. Paragraph 8 of the JPA, which defines the contract between Tucker and HealthSouth as to fee awards, is now set forth in its entirety:

8.        Nothing in this Agreement shall enlarge or diminish any right Tucker’s counsel may have to petition the Circuit Court for a fee, or any right the Corporation may have to oppose any fee petition, as to recoveries against both E&Y and UBS, subject only to the following:

•	The parties specify and stipulate that any fee shall be expressed as a percentage of any recovery (i.e., common fund created or benefit conferred);

•

The parties specifically agree that, in determining Tucker’s counsel’s fee, contributions he and his counsel made to date, including preservation of claims, risk taken, perseverance, standing of counsel, effort of counsel, and other factors recognized by applicable precedents, shall be deemed relevant and fully considered;

•	Tucker agrees not to request a fee of greater than 30% of any recovery (i.e., common fund created or benefit conferred) as to

34

the case-in-chief against E&Y and/or UBS, plus out-of-pocket expenses;

•

The Corporation and Tucker agree that the fee will be determined by the Circuit Court, and each of them agree to surrender, and do hereby surrender, any right of appeal of any decision or order of the Circuit Court on any fee petition, except that the Corporation may appeal any fee award to the extent that it exceeds 33 1/3% of any recovery (i.e., common fund created or benefit conferred);[22]

•

This Agreement shall not limit Tucker’s right to petition the Circuit Court for a fee out of any recovery from any defendant other than E&Y and UBS, or the Corporation’s right to oppose it, and this Agreement shall not be construed to limit, qualify, or amend the Memorandum of Understanding (“MOU”) between Tucker and the Corporation as to a pending settlement between Tucker and certain director and officer defendants or as to any resulting fee petition.

Thus, the following principles have plainly been agreed to and contractually established: the fee is to be expressed as a percentage of any benefit conferred, JPA ¶8(a); in determining the fee, Tucker gets credit for all his contributions, work, risk, standing, obstacles, preservation of claims, and effort toward this recovery made before as well as after the JPA, ¶8(b); Tucker is permitted to request a fee of 30% of the benefit conferred plus reimbursement of costs, JPA ¶(c); HealthSouth may not appeal except to the extent this Court awards more than 33 1/3%, JPA ¶8(d); and for fee purposes, each recovery against each defendant stands on its own, JPA ¶8(e).

C. PRINCIPLES GOVERNING FEE AWARDS IN CORPORATE

REPRESENTATIVE LITIGATION

_______________________

22“By great weight of authority, a party by express agreement may waive her right to appeal, and such agreement may be enforced by dismissal.” Owens v. Burton, 340 So.2d 24, 25 (Ala. 1976).

35

The courts have “long recognized that a lawyer who recovers an award for the benefit of a class of clients is entitled to a reasonable fee from the amount recovered.” Edelman & Combs v. Law, 663 So.2d 957, 958 (Ala. 1996) [Citations omitted]. In common fund cases, the commentators, the United States Supreme Court, the circuit courts, and the courts of Delaware and Alabama, strongly favor an award calculated as a percentage of the fund recovered. For example, the Eleventh Circuit has emphatically ruled that all attorney fee awards in common fund cases are to be calculated as a percentage of the fund recovered. Camden I Condo. Assn., Inc. v. Dunkle, 946 F.2d 768 (11th Cir. 1991).23

The fee awarded rests in the broad discretion of the trial court, applying a reasonableness standard, and “will not be disturbed unless abused.” ALBA CONTE, 1 Attorney Fee Awards, 3d Ed., § 2.7 (Database Updated October 2008); accord: Goodrich v. E.F. Hutton Group, Inc., 681 A.2d 1039, 1046 (Del. 1996); and Union Fidelity Life Ins. Co. v. McCurdy, 781 So.2d 186, 188 (Ala. 2000). The trial court should carefully give the reasons for its award so that a reviewing court has a basis for deciding whether it acted within its discretion. ALBA CONTE, supra, § 2.8. “Reviewable findings should accompany fee rulings.” Id. at § 2.7.

“Percentage awards are subject to the discretion of the court and may vary greatly depending on the individual facts of the case, even when the fund is very large.” ALBA CONTE, supra, at § 2.9. “There has been a shift away from the

____________________

23 The Court in Edelman, at 663 So. 2d at 959, n. 3, approvingly cited Camden I Condo., supra, 946 F.2d 768 (11th Cir. 1991), and its explication of the history of, and distinction between, a common-fund recovery and a statutory recovery.

36

lodestar calculation and back to a percentage-of-recovery analysis in cases in which attorney’s fees are premised on the recovery of a common fund.” WRIGHT and MILLER, Federal Practice and Procedure 3d, § 1675.1 (On-line Ed., 2008). One reason the lodestar approach is disfavored is that it creates a disincentive to work efficiently and an incentive to spin one’s wheels.

Where success is a condition precedent to compensation, ‘hours of time expended’ is a nebulous, highly variable standard, of limited significance. One thousand plodding hours may be far less productive than one imaginative, brilliant hour. A surgeon who skillfully performs an appendectomy in seven minutes is entitled to no smaller fee than one who takes an hour; many a patient would think he is entitled to more.

HORNSTIEN, Legal Therapeutics: The “Salvage Factor” in Counsel Fee Awards, 69 Harv. L. Rev. 658, 660 (1956), cited with approval in Mills v. Electric Auto Light Co., 396 U.S. 375 (1970) and in Edelman, supra, 663 So.2d at 960. Thus, both the Supreme Court of the United States and the Supreme Court of Alabama adopted this famous statement by Professor Hornstein. The JPA, enforceable by its terms, is thus in line with solid precedent.

In setting the percentage, “the most appropriate way is to establish a bench mark is by reference to the market rate for a contingent fee in private commercial cases tried to judgment and reviewed on appeal.” Allapattah Services, Inc. et al. v. Exxon Corp., 454 F.Supp.2d 1185, 1203 (S.D.Fla. July 6, 2006), citing Camden I Condo, 946 F.2d at 772, n. 5, and In re Synthroid Market’g Litig., 264 F.3d 712, 718 (7th Cir. 2001). In this jurisdiction, contingent fee arrangements in private

37

commercial cases are most often in the 30% to 45% range.24 This appears to be generally the case. The Allapattah Court made the specific finding that the fee awarded, 31 1/3%, was at or below the market rate for privately negotiated contingent fee awards:

Applying this approach, I conclude that the fee requested is unquestionably within the range of, if not below, the market rate for private contingency fee agreements in commercial cases. As one recent study concluded: ‘Substantial empirical evidence indicates that a one-third fee is a common benchmark in private contingency fee cases.’

454 F.Supp.2d at 1212 [Emphasis in original, citations omitted]. The Allapattah Court awarded the requested 31 1/3% of a $1.065 billion recovery, plus expenses.

The percentage awarded can vary, and the leading commentator has noted that “usually 50% of the fund is the upper limit on a reasonable fee award from a common fund . . .” and the median is 25%. ALBA CONTE, supra, at § 2.8. “Traditionally, federal courts have awarded fees in the 20% to 50% range in class actions.” Maywalt v. Parker & Parsley Petrol. Co., 963 F.Supp. 310 (S.D.N.Y., 1997). The leading case in Alabama found that an award in the range of 20% to 33 1/3% of the fund created would be supportable. Edelman, supra, 663 So.2d at 961. In Johns Manville v. Tennessee Valley Authority, N.D.Ala., CV-99-2294, where the recovery was $18,000,000 paid in settlement of a class action, the court recently awarded 35%, or $6,300,000, plus out of pocket expenses.

____________________

24 Tucker cites, as one example, a fee agreement on file in this suit, negotiated at arms length, calling for a 33 1/3% contingent fee for pursuit of Scrushy’s indemnity claim in arbitration. Scrushy put it in evidence in his supplemental opposition to setoff at the collection phase of Tucker’s judgment against Scrushy in 2006.

38

The Ninth Circuit utilizes 25% as a benchmark, and adjusts it upward or downward depending on the circumstances. ALBA CONTE, supra, at § 2.9.25 The Eleventh Circuit has approvingly recognized this same approach and benchmark. Camden I Condominium, supra, 946 F.2d at 774-775 (“district courts are beginning to view . . . 25% as a ‘benchmark’ percentage fee award which may be adjusted in accordance with the individual circumstances of each case . . “). The percentage awarded is a matter of discretion, and even where the recovery is very large, “there may be compelling reasons, such as public policy impact or tenacity of counsel in the face of bankruptcy, which may warrant an extraordinary award.” ALBA CONTE, supra, at § 2:9. [Emphasis added]. Similarly, higher percentages “may be awarded to counsel who provide extraordinary representation.” Id. Fighting on for many years despite long odds and obvious risk of bankruptcy, as Tucker’s counsel have done, are factors meriting the highest percentage award.

Besides a percentage of recovery, the general rule is to also award reasonable expenses. WRIGHT and MILLER, Federal Practice and Procedure 2d, § 1841, (Database Updated 2008).

“The prevailing view is that expenses are awarded in addition to the fee percentage.” ALBA CONTE, supra, at § 219. Here the JPA allows Tucker’s counsel’s fee petition to include recompense of out-of-pocket costs.

________________________

25 For example, In re Oracle Sec. Litig., 852 F. Supp. 1437 (N.D. Cal. 1994), a derivative case that was settled and not litigated to judgment, the court, applying both Delaware’s “Sugarland Factors” (discussed infra) and the Ninth Circuit benchmark, made an upward adjustment in the benchmark for quality of effort and awarded 30%.

39

D. HEALTHSOUTH’S EXPECTED “MEGA-FUND” ARGUMENT HAS NO MERIT

Tucker expects HealthSouth to argue, as it did to no avail against Tucker’s past fee petitions, that this is a “mega-fund” recovery and that percentage awards should diminish at the upper ends of larger awards. There are many problems with this approach: first, $133 million is not a “mega-fund” by today’s standards; second, there is no “mega-fund” doctrine in Alabama or Delaware; third, such an approach runs directly against the policy giving incentive to derivative and class action plaintiffs to maximize awards; fourth, such an approach, certainly at the level of $100-200 million recoveries, is roundly rejected by recent precedents; and fifth, the “mega-fund” theory, in the few places where it is applied, is based on preventing a windfall – there is plainly no windfall here, as eight firms and dozens of lawyers will share in a fee earned for work spread over seven long years.

In Allapattah, in granting an attorney’s fee of a flat 31 1/3% of a common fund exceeding $1 billion, the United States District Court for the Southern District of Florida applied the law of the Eleventh Circuit and rejected the sliding scale approach and the megafund concept. The Court held —

While some reported cases have advocated decreasing the percentage awarded as the gross class recovery increases, that approach is antithetical to the percentage of the recovery method adopted by the Eleventh Circuit in Camden, the whole purpose of which is to align the interests of Class Counsel and the Class by awarding counsel in proportion to the results obtained. . . . By not rewarding class counsel for additional work necessary to achieve a better outcome for the class, the sliding scale approach creates the perverse incentive for Class counsel to settle too early for too little.

40

454 F.Supp.2d at 1213 [Emphasis supplied].26

Many courts have rejected diminishing percentages at the upper end of larger awards. In In re Ikon Office Solutions, Inc., Securities Litig., 194 F.R.D. 166 (E.D. Pa. 2000), the court awarded a flat 30% of a $111 million dollar common fund recovered plus expenses, rejecting the argument that there should be a sliding scale with diminishing percentages on increasing recoveries (“ . . . such an approach tends to penalize attorneys who recover large settlements”).

The clear modern trend is to reject tapering awards at the upper end even where there are very large recoveries. Certainly, where the recovery is in the range of $100-200 million, as this one is, and involves as great an effort and risk as this one did, percentages in the 25% to 33 113% range are the norm. In McCoy v. HealthNet, Inc., 569 F.Supp.2d 448 (D.N.J., August 8, 2008), a federal district court a few weeks ago awarded a fee of $69,720,000, or about 32.4% of a class action settlement recovery of $215,000,000, finding as follows:

More recently [than 2001], the Third Circuit approved a district court’s reliance on a study that found that in “class action settlements between $100 million and $200 million ... recoveries in the 25-30% range were ‘fairly standard.’ “ In re Rite Aid Corp., 396 F.3d at 303 (“We see no abuse of discretion in the District Court’s reliance on these studies.”). Another court in this district has recently come to the same conclusion, and provided a chart listing recoveries over $100 million. In re Lucent, 327 F.Supp.2d at 441. That court concluded that in “cases involving comparable risks to the ones in this matter have settled for

_____________________

26 The “Camden” reference is to Camden I Condo Assn, Inc. v. Dunkle, 946 F.2d 768 (11th Cir., 1991), acknowledging and adopting the Ninth Circuit rule of setting a benchmark of 25% on all common fund awards, and adjusting upward or downward depending on the circumstances. Camden I was cited favorably in Edelman, supra, 663 So. 2d at 959, n. 3, the leading Alabama case on common fund fee awards.

41

more than $100 million, courts have typically awarded fees in the range of 25% to 30%.” Id.

569 F.Supp.2d at 477.

Likewise, the Third Circuit cautioned that “there is no rule that a district court must apply a declining percentage reduction in every settlement involving a sizable fund.” In re Rite Aid Corp., 396 F.3d 294, 302 (3i’d Cir., 2005). In an oft- cited opinion, the Rite Aid Court squarely held that the district court did not abuse its discretion in declining to apply a sliding scale reduction in the fee award. The trial court had awarded the attorneys a flat 25% of a settlement fund of $126.6 million, a $31.6 million award, and the Third Circuit affirmed.

Indeed, there is authority as well as logic for increasing the percentage as the recovery grows larger. ALBA CONTE, Attorney Fee Awards, § 2.9 (Database updated Oct. 2008), states the following:

In contrast, to provide a sufficient financial fee-award incentive to maximize the recovery achieved, at least one court has adopted an intended fee schedule with an upward scale as the recovery increases. In American Continental Corporation/Lincoln Savings & Loan Securities Litigation, [MLD Docket No. 834, (D. Ariz. July 25, 1990)1 Judge Bilby, before any decision on the merits, set forth the level of fees that would be awarded in the event that plaintiffs were ultimately successful. Significantly, the court stated that it would award 25% of the first $150 million and 29% of any class recovery in excess of $150 million.

The scale sliding downward as recoveries increased was squarely rejected in In re Linerboard Antitrust Litigation, 2004 WL 122]350 (E.D. Pa. 2004), wherein the court granted a flat 30% of a recovery of over $202 million. The court thus set forth the basis for its ruling –

42

Some courts have applied a “sliding scale” approach to fee awards, granting smaller fee awards as the size of the common fund increases.

* * *

One might argue that a fee award of 30 percent of settlements in excess of $200 is excessive given the absolute figure, approximately $60 million, that such an award produces. The Court rejects that thinking in this case because the highly favorable settlement was attributable to the petitioners’ skill and it is inappropriate to penalize them for their success.

Moreover, the sliding scale approach is economically unsound. This Court agrees with Judge Easterbrook’s conclusion in Synthroid Marketing Litig., a case in which the Seventh Circuit overruled a district court’s application of a declining fee structure, that reducing fees for large awards is economically irrational. . .

Id. at *16-17 [Emphasis added]. In Synthroid, the Seventh Circuit reversed a district court judge who defined “mega fund” recoveries at $75 million or above, and then limited fees to a fixed percentage of the entire “mega-fund” recovery, not just the portion above the benchmark. The Seventh Circuit pointed out the absurd disincentive of setting a maximum percentage in a “megafund” case and granting that lowered percentage on the entire common fund, not just the portion above the “mega-fund” bracket or breakpoint —

The district judge defined megafunds as settlements of $75 million and up. Fees in “megafund” cases should be capped at 10% of the recovery, the judge held, although she recognized that fees of 30% and more are common and proper in smaller cases. This means that counsel for the consumer class could have received $22 million in fees had they settled for $74 million but were limited to $8.2 million in fees because they obtained an extra $14 million for their clients (the consumer fund, recall, is $88 million). Why there should be such a notch is a mystery. Markets would not tolerate that effect; the district court’s approach compels it. A notch could be avoided if the 10% cap in “megafund” cases were applied only to the portion of the recovery that exceeded $74 million, but that is not what the district court did; it capped fees at 10% of the whole fund. Under the court’s ruling, a $40 million

43

settlement would have led to the same aggregate fees as the actual $132 million settlement. Private parties would never contract for such an arrangement, because it would eliminate counsel’s incentive to press for more than $74 million from the defendants. Under the district court’s approach, no sane lawyer would negotiate a settlement of more than $74 million and less than $225 million; even the higher figure would make sense only if it were no more costly to obtain $225 million for the class than to garner $74 million.

264 F.3d at 718.27

As shown, infra, in corporate representative actions, the courts of Delaware reject trimming percentages at the top end of large recoveries, and the courts of Alabama have never applied such a peculiar rule.

In many decisions on fee petitions in common fund cases, the critical issue is quantifying the benefit created. For example, in class actions where a recovery is expressed in dollars per share or per class member, a major variable is the number of class members that will claim their share. E.g., Goodrich, 681 A.2d 1039. Also, where a merger price is increased after the litigation is filed challenging the merger (what are commonly called “bump cases”), the issue is often how much of the increase resulted from the litigation (versus, for example, the special committee). E.g., In Re Cox Communicat’ns Inc. S’holders’ Litig., 879 A.2d 604 (Del.Ch. 2005). None of those vagaries are present here, as Tucker requests a fee based on a percentage of cash received by the nominal defendant corporation, $100 million, plus discharge of a judgment against the nominal defendant, $33 million.

____________________

27 Thus, even if a sliding scale were adopted here (and it should not be), and if a mega-fund is defined as a recovery over $100 million, under the unassailable logic of Synthroid, (accord: Linerboard, supra), this Court could award 30% of the first $100 million, and the reduced percentage, say 22.5%, of the remaining $33 million, for a total fee of $37,425,000.

44

E. THE REQUESTED AWARD IS WELL-JUSTIFIED UNDER DELAWARE LAW

The standards for determining an award of counsel fees and expenses in corporate litigation under Delaware law are well established. Tandycrafts, Inc. v. Initio Partners, 562 A.2d 1162, 1164 (Del. 1989). Fees are awarded when the litigation results in a benefit to a corporation or its stockholders. Chrysler Corp. v. Dann, 223 A.2d 384, 386 (Del. 1966). The amount of the award is left to the broad discretion of the Court. Tandycrafts, 562 A.2d at 1165; Chrysler Corp., 223 A.2d at 386, 389; Sugarland Industries, Inc. v. Thomas, 420 A.2d 142 (Del. 1980).

1. The Sugarland Factors

In Sugarland, the leading Delaware case on fee awards, Delaware Supreme Court upheld a finding by the trial court that the critical factor is results achieved, plus the contingency factor, skill and effort applied, relative complexities of the litigation, and the “standing and ability of petitioning counsel.”

The Delaware Court of Chancery recently restated the “Sugarland Factors” as “1) the benefits achieved in the action; 2) the efforts of counsel and the time spent in connection with the case; 3) the contingent nature of the case; 4) the difficulty of the litigation; and 5) the standing and ability of counsel.” In Re Cox Communications Inc. S’holders’ Litig., 879 A.2d 604 (Del.Ch. 2005). The benefit conferred is the paramount factor. “Sugarland’sfirst factor is indeed its most important — the results accomplished for the benefit of the shareholders. In practical terms, the benefit is the dollar amount of the fund created by the settlement. This is the heart of the Sugarlandanalysis.” Seinfeld v. Coker, 847

45

A.2d 330, 338 (Del.Ch. 2000)[Emphasis added]. In common fund cases, the Delaware courts apply the percentage of recovery approach. Seinfeld at 338 (“Although Sugarland explicitly allows courts to take hourly rates into consideration, judges in the Court of Chancery have seldom done so.”).

The following applies the five Sugarland Factors:

First Factor -- Benefits Achieved. The primary benefit is the fund created which is $133 million. No calculation is needed except adding the cash to the judgment. Additionally, Plaintiffs’ counsel have created numerous benefits not claimed as part of the numerical benefit achieved, including Tucker’s substantial contribution to obtaining dismissal of UBS’s substantial counterclaim amounting to hundreds of millions of dollars in potential benefits.

Second Factor -- Efforts of Counsel. Tucker’s lawyers hope this Court will find that their efforts in pursuing this claim were imaginative and vigorous, and had to overcome the skilled, persistent, and extremely well-funded efforts of UBS’s many counsel. The time expended was substantial, approximating 24,294 lawyer hours by eight law firms, just in the last two years since the last fee petition. DiPrima Aff. ¶5. There is no windfall here, as the fee will be divided among eight firms and dozens of lawyers, the necessary result of the co-ordination efforts encouraged by HealthSouth and three courts, including this one. Id.

Third Factor -- The Contingent Nature of the Case. Tucker’s counsel undertook this case entirely on a contingent basis. The risk was extraordinary. Counsel expended all this effort, time, and costs, despite a high probability that

46

these efforts would go uncompensated. Besides the enormous risk of losing on the merits (investment banks generally owe no duty to their clients except contractually on specific transactions), there were huge risks that the case would be dismissed for failure to make a demand (the fate of many derivative cases), that HealthSouth would go bankrupt, that (in the late stages) UBS would go bankrupt,28 or that various disposiive motions would be granted. Earlier in the case, there was a great risk that the board and its Special Litigation Committee would snuff out the claims and the risk that HealthSouth’s efforts to oust Tucker would succeed.

Fourth Factor -- The Difficulty of the Litigation. Tucker had to circumvent stays of discovery resulting from the criminal proceedings and the early antagonism of HealthSouth. Furthermore, there had never been a contested civil judgment in a shareholders’ derivative case against a third-party investment bank. Moreover, 119 fact depositions had failed to produce a smoking gun, and Tucker needed to rely on inference for his contention that a single UBS investment banker, McGahan, knew of the fraud. As this Court is aware, some issues raised on summary judgment were complex and daunting and could not be treated lightly.

Fifth Factor -- The Standing and Ability of Counsel. Tucker’s team included eight firms, all with considerable standing in matters if this type. The standing and ability of Tucker’s team was actually litigated twice. First, in Teachers’, supra, 2004 WL 423122, *1, 11-12, the Court of Chancery ruled that the Tucker team is highly qualified and includes “experienced lawyers from many states . . . “ Id. at

_____________________

28 According to press reports, UBS AG just received an $8 billion bailout from the Swiss government.

47

*12. In Teachers’, HealthSouth argued, and prevailed in its contention, that the Tucker team was experienced, vigorous, and well-qualified. Second, in July 2004, HealthSouth found itself on the other side of this issue when it tried to take over Tucker’s case, and this Court held the Tucker team to be the proper party to pursue the derivative claims.

The eight firms representing Tucker include the following: (a) HARE WYNN NEWELL & NEWTON, PC, Birmingham, AL (“HWNN”);29 (b) GALLOWAY & SOMERVILLE, Birmingham, AL; (c) LAW OFFICE OF FRANK P. DiPRIMA, Morristown, NJ; (d) PRICKETT JONES & ELLIOTT, PA, Wilmington, DE; (e) SCHUBERT JONCKHEER KOLBE & KRALOWEC LLP, San Francisco, CA; (f) SHAPIRO HABER & URMY LLP, Boston, MA; (g) THE GREGORY LAW FIRM, Birmingham, AL; and (h) SCOTT + SCOTT LLC, San Diego, CA.

These firms have thriving practices representing plaintiffs in cases alleging breach of fiduciary duty and business fraud. Their merits have been previously submitted to this Court in Tucker’s past fee petitions on file herein. Thus, the fifth and last Sugarland Factor, the “Standing and Ability of Counsel,” merits a fee award at the highest end of the range.

_______________________

29 Well known to this Court are John W. Haley, Ralph D. Cook, Bruce J. McKee, and Michael D. Ermert, HWNN lawyers who worked on this suit. Judge Cook served with distinction in this state's judiciary for 24 years, including 12 years as a Circuit Judge and seven as a Supreme Court justice. Recently, HWNN won summary judgment as to liability in a class action on behalf of 400 industrial customers of TVA and obtained a substantial settlement. HWNN was co-lead counsel in Microsoft Antitrust Litigation, representing a class of Florida purchasers of computers containing bundled Microsoft software.

48

2. Awards in Comparable Cases in Delaware

In the Buyback case, Vice Chancellor Strine awarded a 30% fee over the vigorous opposition of HealthSouth.30 The Vice Chancellor stated that he would have awarded a third rather than 30% had plaintiffs not requested and received a non-refundable advance. (“I award 30% because of that advance. I think otherwise I would have awarded 33%.” Tr. at 42.) HealthSouth opposed the fee petition, indicating that the award should be 15% to 20%. The Court roundly rejected this, noting that plaintiffs brought these claims when “the people you represent [HealthSouth] . . . really didn’t do anything about it.” Tr. at 13-14. So it is here.

The Vice Chancellor thus summed up the award in the Buyback case:

I think this was an excellent litigated case. I think if . . . theories like this prevail in the Tucker case, I hope that the formula that the plaintiffs have negotiated for – the plaintiffs’ lawyers have negotiated for themselves will allow them to be fairly compensated for that, because clearly the collateral benefit to both Health – to HealthSouth and to the plaintiffs in the Tucker case is going to be extraordinary if those theories result in additional recoveries against Mr. Scrushy and other HealthSouth insiders, because it’s the plaintiffs’ lawyers here who won a victory in the Delaware Supreme Court on this theory and there – thereby have binding precedent on their side as to the theory of the law that they are arguing.

* * *

So I think I’m very comfortable saying if this case is a precedent for representative litigation of this kind, that’s not something I want to lie asleep – lie awake at night worrying about.

Tr. at 42-43 [Emphasis added].

I award 30% because of that advance. I think otherwise I would have awarded 33%.

_____________________

30 Transcript of hearing of July 12, 2005, is on file herein, appearing at Exhibit B to Tucker’s fee petition filed October 30, 2006.

49

Tr. at 42). Of course, no advance was requested or granted in Tucker.

Another suit involving a substantial recovery — like this one after discovery and shortly before trial was In re Telecorp. Shareholders Litig., PCS, C.A. No. 19260-N (Del.Ch., Aug. 20, 2003). The Court of Chancery awarded fees of $14,250,000, 30% of a cash settlement of $47,500,000, arrived at on the eve of trial.31 The fee was contested, and the Court flatly rejected the objector’s argument that there should be a declining percentage when the recovery is large. Tr. at 100103. The court indicated that it might have gone to 33% or even 35% had the case been litigated to judgment rather than settling before trial. Tr. at 102-103.

This is in full accord with Vice Chancellor Strine’s statement in the fee hearing in Lewis v. Engle, C.A. No. 407-N:

I have a little different perspective in trimming back percentages of plaintiffs’ lawyer when big amounts are recovered. I don’t get it. I really don’t. If some plaintiffs lawyer goes to trial and wins a PO billion recovery, I will say right now, that’s when I am most likely to award 33%. Why? Because that’s when the real risk has been taken.

Tr. at 22 [Emphasis added].32

Similarly, the Court of Chancery awarded one-third (33 1/3%) of the recovery plus expenses in Fine v. Sokol, C.A. No. 18868 (Del.Ch., Feb. 15, 2006).33 In Fine, the settlement came after trial and before judgment, the court ruling “ . . . we ought

____________________

31 Transcript excerpts of the fee hearing in In Re Telecorp., held August 20, 2003, is on file herein, as Exhibit D to Tucker’s fee petition dated October 30, 2006.

32 Transcript excerpts of the fee hearing in Lewis v. Engle, held December 29, 2004, are on file herein as Exhibit C to Tucker’s fee petition dated October 30, 2006.

33 Transcript excerpts of the fee hearing in Fine v. Sokol, held February 15, 2006, are on file herein as Exhibit E to Tucker’s fee petition dated October 30, 2006.

50

to award actual litigation effort and a willingness to take a case to trial and not settle on the cheap.” Tr. at 16.

The effort here was far greater than in any of the cases cited, with hundreds of millions of document pages, 126 depositions, and many case-dispositive motions, over a six-year period. This effort and risk are worthy of an award of at least the 30% requested.

F. THE REQUESTED AWARD IS WELL-JUSTIFIED UNDER ALABAMA LAW

The result would be no different in Alabama. In common fund cases, the plaintiffs lawyers are entitled to a reasonable percentage of the amount recovered. Edelman, supra, 663 So.2d 957, 958-959 (Ala. 1996). The Supreme Court in Edelman left no doubt about the law of the jurisdiction —

We hold that in a class action where the plaintiff class prevails and the lawyer’s efforts result in a recovery of a fund, by way of settlement or trial, a reasonable attorney fee should be determined as a percentage of the amount agreed upon in settlement or recovered at trial.

Id. at 959. In so holding, the Alabama Supreme Court approvingly cited and extensively quoted the Third Circuit Task Force, 108 F.R.C. 237 (1985), which “recommended setting a percentage fee in cases like this one.” Edelman at 959. The Edelman Court, at 959, n. 3, cited approvingly the Eleventh Circuit decision in Camden I Condominium, supra, 946 F.2d 768 (11th Cir. 1991), which requires the percentage-of-recovery method of fee calculation where a common fund is recovered.

1. The Peebles Factors

As to the percentage to be awarded, the Edelman Court cited the 12 “general guidelines” set out in Peebles v. Miley, 439 So. 2d 137 (Ala. 1983):

51

•	“the nature and value of the subject matter of the employment”;

•	“the learning, skill, and labor requisite to its proper discharge”;

•	“the time consumed”;

•	“the professional experience and reputation of the attorney”;

•	“the weight of his responsibilities”;

•	“the measure of success achieved”;

•	“the reasonable expenses incurred by the attorney”;

•	“[w]hether the fee is fixed or contingent”;

•	“[t] he nature and length of a professional relationship”;

•	“[t]he fee customarily charged in the locality for similar legal services”;

•	“[t]he likelihood that a particular employment may preclude other employment”; and

•	“[t]he time limitations imposed by the client or by the circumstances.”

663 So. 2d at 959-960. The Peebles Factors are virtually the same as the Sugarman Factors in Delaware. Peebles Factor No. 6, “measure of success achieved” is the “benefit to the class” or size of the recovery, and is “an extremely important factor.” See: Union Fidelity, supra, 781 So. 2d at 192.

Edelman provides further guidance:

This Court has recognized the use of the Peebles factors in setting a percentage fee in common fund cases and has allowed percentages even higher than one-third in some cases . . .

Id. at 960.

Although not all of these [Peebles Factors] criteria are applicable in

52

every case, a trial court may consider those that are, along with other pertinent facts, in approving attorney fees . . .

Id. at 960.

It has been said that the “expended time” factor has limited significance in a common fund case:34

Id. at 960. Tucker respectfully submits that the Sugarland Factors and Peebles Factors are virtually the same. They correlate as follows:

Sugarland Factors	Peebles Factors
Delaware	Alabama
Factor 1: Benefits Achieved	Factor 6: The Measure of Success Achieved
Factor 2: Efforts of Counsel and Time Spent	Factor 2: The Requisite Learning, Skill and Labor Factor 3: The Time Consumed Factor 7: The Reasonable Ex tenses Incurred
Factor 3: The Contingent Nature of the Case Factor 4: The Difficulty of the Litigation

Factor 8: Whether Fee is Contingent

Factor 1: The Nature and Value of the

Subject Matter

Factor 2: The Learning, Skill and Labor

Requisite to Its Proper Discharge

Factor 5: The Weight of Responsibilities

Factor 9: Nature and Length of Professional

Relationship

Factor 11: The Likelihood that a Particular

Employment May Preclude Other

Factor 12: The Time Limitations Imposed

Factor 5: Standing and Ability of Counsel	Factor 4: Professional Experience and Reputation of the Attorney Factor 10: The Fee Customarily Charged in the Locality for Similar Legal Services

___________________

34 The Edelman Court approvingly cited and quoted the classic statement by Professor Hornstein: “Where success is a condition precedent to compensation, ‘hours of time expended’ is a nebulous, highly variable standard, of limited significance. One thousand plodding hours may be far less productive than one imaginative, brilliant hour. A surgeon who skillfully performs an appendectomy in seven minutes is entitled to no smaller fee than one who takes an hour; many a patient would think he is entitled to more.” 69 Harv. L. Rev. 658, 660. The Edelman Court, at 439 So. 2d 960, noted that the United States Supreme Court had also approvingly cited and quoted Professor Hornstein’s statement.

53

As shown, in both jurisdictions, “benefit achieved” or “measure of success achieved,” measured by the size of the benefit conferred, is the most important factor. The difficulty of the litigation and the risk taken rank very high in setting the percentage. Here, where a contingent case has been litigated over six years with enormous and unusual risks to counsel, resulting in a record recovery (surpassing the previous record by 1500%), all factors in either jurisdiction merit an award at the highest end of the acceptable range, at least the 30% requested.

Peebles Factor 11 deserves special mention here. At least three of the law firms representing Tucker were profoundly affected by this all-consuming litigation. John W. Haley, Esq., John Q. Somerville, Esq., and Frank P. DiPrima, Esq., were so deeply and intensely involved in this suit for so many years that the development of their law practices was profoundly and adversely affected. The suit severely limited their ability over many years to take on other representation.35 The statement of the Peebles Factor 11, “the likelihood that a particular employment may preclude other employment,” is a severe understatement.

2. The Benefit Conferred Includes the Amount of the Judgment

Satisfied in the Settlement

In a derivative action, the fee is based - not just on the amount of cash, if any, recovered - but also on the value of any additional “benefit” to the corporation. In Alabama, tin a stockholder’s derivative action, when the stockholder confers a substantial benefit upon the corporation, the stockholder bringing the derivative action is entitled to recover a reasonable attorney fee.” American Family Care, Inc.

____________________

35 DiPrima Aff., 6.

54

v. Irwin, 571 So.2d 1053, 1062 (Ala. 1990). The judgment that UBS satisfied and discharged in the settlement obviously counts toward the “benefit conferred.”

Right on point is Cullen v. Whitman Medical Corp., 197 F.R.D. 136, 147 (E.D.Pa., 2000), where the settlement of a class action brought by students against a vocational school included a cash payment of $5.97 million and forgiveness of student indebtedness of $1.3 million. After approving the settlement, the Cullen Court turned to the plaintiffs’ counsel’s fee petition, and in doing so, explicitly considered the question of how much of the forgiveness of indebtedness should be considered part of the value of the settlement. Despite that some of the students had credit problems, the court held that all of the indebtedness forgiven is to be considered part of the value of the settlement, or common fund, for purposes of determining the fee, and awarded one-third of the $7.3 million common fund. Accord: Srebnik v. Dean, 2007 WL 2422146, at *2-*3 (D. Colo.) (cancellation of debt that nominal defendant in derivative suit owed direct defendants is a part of the benefit conferred for purposes of awarding attorneys’ fee).

There is a close analogy to what has already taken place in this Court: after Scrushy won an award in arbitration against HealthSouth for about $17 million plus attorneys’ fees in a suit entirely separate from this one (indemnification for the cost of his successful criminal defense), HealthSouth and Tucker moved to offset that award against the judgment of almost $53 million for return of Scrushy’s bonuses, and HealthSouth specified that Tucker’s fee award was to be based on the

55

gross amount, or almost $53 million, and did not seek to subtract the $17 million arbitration award from the bonus judgment in arriving at a fee.

3. Awards in Comparable Cases in Alabama and Federal Courts

Appropriate attorney fee percentages in class action common fund cases generally range between 20% and 50% of the recovery. Edelman, 663 So. 2d at 960; Reynolds v. First Alabama Bank, N.A., 471 So. 2d 1238, 1245 (Ala. 1985).

In Griffin et al. v. MedPartners, CV-98-00297 (Cir.Ct., Jefferson Cty Ala., 1999), a settlement of a shareholder class action created a fund of $54 million. This Court (Judge Wynn) awarded a fee of 33%, or $18,480,000 in legal fees, plus an additional award of expenses of $303,211.11. The risk in MedPartners was far smaller than the one plaintiffs’ counsel undertook here, and the case was settled at a much earlier stage.36 Incidentally, the fee petition in MedPartners reveals that time expended therein was less than 8,500 hours, proportionately less than Tucker’s counsel worked here, as even in the two-year period since the most recent fee award, Tucker expended over 24,000 hours.37

See also: City of Ozark v. Trawick, 604 So. 2d 360, 364-365 (Ala. 1992) (awarding one-third of the common fund in a taxpayer class action); State v. Brown, 577 So. 2d 1256, 1260 (Ala. 1991) (noting an award of one-third “would be appropriate had a common fund been established”).

____________________

36 Order in Griffin v. MedPartners granting the fee of 33% is on file herein, appearing as Exhibit F to Tucker’s fee petition dated October 30, 2006.

37 Excerpts of the fee petition in Griffin v. MedPartners are on file herein, appearing at Exhibit G to Tucker’s fee petition dated October 30, 2006.

56

Tucker finds it wondrously odd that HealthSouth had no trouble approving a 25% attorney fee award in the ERISA litigation in federal court arising out of these same facts, even though the ERISA attorneys recovered from HealthSouth and Tucker recovered for HealthSouth.

The Courts of Alabama look to federal decisions in this area for guidance on this issue, and as “persuasive and a starting point for our evaluation.” Union Fidelity, supra, 781 So. 2d at 189. Clearly, comparable federal cases support the requested award.

Courts in other jurisdictions have granted similar awards in common funds of a comparable size to the $133 million recovery here, as follows:

In In re Ikon Office Solutions Inc. Securities Litig., 194 F.R.D. 166 (E.D. Pa. 2000), the court awarded 30% of a $111,000,000 recovery in settlement.

In McCoy v. HealthNet, Inc., 569 F.Supp.2d 448 (D.N.J., August 8, 2008), a federal district court recently awarded a fee of $69,720,000, or about 32.4% of a class action settlement recovery of $215,000,000, explicitly rejecting the idea of reducing a fee at the upper end of a large recovery.

In In re Rite Aid Sec. Litig., supra, 296 F.3d at 303, the Third Circuit, in affirming a fee award of $31.6 million from a recovery of $126.6 million, upheld the trial court’s reliance on “a study of class action settlements between $100 million and $200 million [finding] that recoveries in the 25-30% range were ‘fairly standard.’”

57

Accord: In re Lucent Technologies, Inc. Securities Litig., 327 F.Supp. 2d 426, 441 (D.N.J. 2004) (“More generally, where cases involving comparable risks to the ones in this matter have settled for more than $100 million, courts have typically awarded fees in the range of 25% to 30%.”). The Lucent Court then followed with a table citing 12 federal case orders where recoveries ranged from $104 million to $193 million, and fee awards ranged from 25% to 26%. 327 F.Supp. 2d at 441.38

In one of the few cases where the difficulty and effort expended were comparable to the one in this suit, the court in Allapattah, supra, recently awarded almost $330 million in fees, or 31 1/3% of a recovery of $1.065 billion.

CONCLUSION

Tucker’s counsel respectfully urges this Honorable Court to sign and enter a fee petition order granting a fee of 30% plus expenses not to exceed $1,700,000.

______________________

38 These awards are consistent percentagewise with awards where the recovery is a bit lower, in the $50-60 million range. In In re General Instrument Securities Litig., 209 F.Supp. 2d 423, 431-434 (E.D. Pa. 2001), the court awarded one-third of a $48 million settlement as fees, or a $16 million cash payment, plus reimbursement of more than $1.8 million in expenses. In In re Crazy Eddie Securities Litig., 824 F.Supp. 320 (E.D.N.Y. 1993), a spectacular accounting fraud, a requested fee of $14.2 million, representing 34% of the settlement fund, was held reasonable and was awarded. The court in Crazy Eddie cited In re Wedtech Securities Litig., M21-46 (LBS), MDL 735, No. 86 CD 8628, at 10-11 (S.D.N.Y., July 31, 1992) (awarding fees equal to 33 1/3% of the gross settlement fund of $53 million). Respectfully submitted,                                                                                              November 24, 2008

Derivative Plaintiffs Including Wade Tucker

For and On Behalf of HealthSouth Corporation

By One of His Attorneys

John W. Haley, Esq.	On the brief:
Ralph D. Cook, Esq.	Frank P. DiPrima
Bruce J. McKee, Esq.	Law Office of Frank DiPrima, PA
Michael D. Ermert, Esq.	3 Carriage Hill Drive
HARE WYNN NEWELL & NEWTON LLP	Morristown, NJ 07960
2025 Third Avenue	(973) 656-0251
Birmingham, AL 35203
(205) 328-5330

s/John W. Haley	s/Frank P. DiPrima

John Q. Somerville, Esq.	Ronald A. Brown, Esq.
GALLOWAY & SOMERVILLE	PRICKETT JONES & ELLIOTT, P.A.
11 Oak Street	1310 King Street
Birmingham, AL 35213	Wilmington, DE 19801
(205) 871-2183	(302) 888-6525

Edward F. Haber, Esq.	Robert C. Schubert, Esq.
Thomas G. Shapiro, Esq.	Willem Jonckheer, Esq.
SHAPIRO HABER & URMY L.L.P.	SCHUBERT JONCKHEER KOLBE.
75 State Street	& KRALOWEC LLP
Boston, MA 02109	Three Embarcadero Center
(617) 439-3939	San Francisco, CA 94111
(415) 788-4220

Steven P. Gregory, Esq.

GREGORY LAW FIRM, P.C.

46a Mt. Laurel Avenue

Birmingham, AL 35242

(205) 799-0380

58